                                                                Exhibit No. 99.2

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

                            Software Master Agreement

                                  No. 03032360

                                     Between

                         Amdocs Software Systems Limited

                                       And

                               SBC Services, Inc.

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

1.0 Preamble..............................................................................................         1
         1.1 Preamble and Effective Date..................................................................         1
         1.2 Term of Agreement............................................................................         1
         1.3 Scope of Agreement...........................................................................         1
2.0 Definitions...........................................................................................         1
         2.1 Acceptance...................................................................................         1
         2.2 Acceptance Date..............................................................................         1
         2.3 Acceptance Letter............................................................................         1
         2.4 Acceptance Test Period.......................................................................         1
         2.5 Acceptance Tests.............................................................................         1
         2.6 Amdocs Affiliate.............................................................................         2
         2.7 Amdocs Direct Competitors....................................................................         2
         2.8 Amdocs Leadership Council....................................................................         2
         2.9 Cingular.....................................................................................         2
         2.10 Computer Program............................................................................         2
         2.11 Concurrent Users............................................................................         2
         2.12 Delivery....................................................................................         2
         2.13 Delivery Date...............................................................................         2
         2.14 Design Materials............................................................................         2
         2.15 Designated Site.............................................................................         3
         2.16 Designated System...........................................................................         3
         2.17 Documentation...............................................................................         3
         2.18 Enhancement.................................................................................         3
         2.19 [**]License.................................................................................         3
         2.20 Error.......................................................................................         3
         2.21 Functionality...............................................................................         3
         2.22 Harmful Code................................................................................         3
         2.23 Information.................................................................................         4
         2.24 Liability...................................................................................         4
         2.25 Liquidated Damages..........................................................................         4
         2.26 Maintenance.................................................................................         4
         2.27 Maintenance Fee.............................................................................         4
         2.28 Major Release...............................................................................         4
         2.29 Minor Release...............................................................................         5
         2.30 Modification and Modify.....................................................................         5
         2.31 MSA.........................................................................................         5
         2.32 Named Users.................................................................................         5
         2.33 New Release.................................................................................         5
         2.34 Notice of Completion........................................................................         5
         2.35 Order.......................................................................................         5
         2.36 Permitted Third Parties.....................................................................         5
         2.37 Published Specifications....................................................................         6
         2.38 Resolution..................................................................................         6
         2.39 Restoral....................................................................................         6
         2.40 Revision....................................................................................         6

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

         2.41 SBC Affiliate...............................................................................         6
         2.42 SBC's Specifications........................................................................         6
         2.43 Service(s)..................................................................................         6
         2.44 Severity Level..............................................................................         6
         2.45 Software....................................................................................         7
         2.46 Specifications..............................................................................         7
         2.47 Update......................................................................................         7
         2.48 Users.......................................................................................         7
         2.49 Vulnerability...............................................................................         7
         2.50 Warranty Period.............................................................................         7
         2.51 Work........................................................................................         7
3.0 GENERAL TERMS.........................................................................................         7
         3.1 Acceptance or Rejection......................................................................         7
         3.2 Subcontracting...............................................................................         8
         3.3 Amendments and Waivers.......................................................................         9
         3.4 Assignment...................................................................................         9
         3.5 Termination..................................................................................         9
         3.6 Compliance with Laws.........................................................................        10
         3.7 Conflict of Interest.........................................................................        11
         3.8 Construction and Interpretation..............................................................        11
         3.9 Cumulative Remedies..........................................................................        11
         3.10 Delivery....................................................................................        12
         3.11 Force Majeure...............................................................................        12
         3.12 Form of Order...............................................................................        12
         3.13 Governing Law; Dispute Resolution...........................................................        13
         3.14 Indemnity...................................................................................        14
         3.15 Information.................................................................................        16
         3.16 Infringement of Third Party Intellectual Property Rights....................................        17
         3.17 Insurance...................................................................................        20
         3.18 Invoicing and Payment.......................................................................        21
         3.19 Limitation of Liability.....................................................................        22
         3.20 [**]........................................................................................        23
         3.21 MBE/WBE/DVBE (and Appendices)...............................................................        24
         3.22 MBE/WBE/DVBE Termination Clause.............................................................        24
         3.23 [Intentionally Omitted].....................................................................        26
         3.24 Non-Exclusive Market........................................................................        26
         3.25 Notices.....................................................................................        26
         3.26 Order Placed by or on behalf of SBC Affiliates..............................................        27
         3.27 Order of Precedence.........................................................................        27
         3.28 Publicity...................................................................................        27
         3.29 Quality Assurance...........................................................................        27
         3.30 Records and Audits..........................................................................        29
         3.31 Severability................................................................................        29
         3.32 Survival of Obligations.....................................................................        29

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

         3.33 Taxes.......................................................................................        30
         3.34 Warranties and Representations..............................................................        32
4.0 Software License......................................................................................        33
         4.1 Order........................................................................................        33
         4.2 License Grant................................................................................        34
         4.3 License Fee..................................................................................        34
         4.4 Limitations on Use...........................................................................        35
         4.5 Modification.................................................................................        36
         4.6 Source Code Availability.....................................................................        36
         4.7 Title........................................................................................        36
5.0 Support and Maintenance...............................................................................        36
         5.1 Error Severity Level Classification..........................................................        36
         5.2 Error Severity Resolution Plan...............................................................        38
         5.3 Error Severity Escalation Plan...............................................................        38
         5.4 Error Severity [**]..........................................................................        38
         5.5 Support During the Warranty Period...........................................................        39
         5.6 Maintenance Support Following Expiration of the Warranty Period..............................        40

         Appendix A - Supplier's Price(s)
         Appendix B - Acceptance Letter
         Appendix C - Supplier's Notice of Completion
         Appendix D - Executive Orders and Federal Regulations
         Appendix E - Prime Supplier MBE/WBE/DVBE Participation Plan Appendix F - MBE/WBE/DVBE Results Report
         Appendix G - Form of Order
         Appendix H - Amendment to Software Escrow Agreement
         Appendix I - Non-Disclosure and Confidentiality Agreement Appendix J - Confidentiality Agreement Between SBC and SBC's Subcontractors
         Appendix K - Confidentiality Agreement Between Amdocs and Amdocs Subcontractors

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

                                  1.0 Preamble

                         1.1 PREAMBLE AND EFFECTIVE DATE

This Agreement, effective on December __, 2003 ("Effective Date"), is between Amdocs Software Systems Limited, an Irish corporation (hereinafter referred to as "Supplier" or "Amdocs"), and SBC Services, Inc., a Delaware corporation (hereinafter referred to as "SBC"), each of which may be referred to in the singular as "Party" or in the plural as "Parties."

                             1.2 TERM OF AGREEMENT

This Agreement shall remain in effect from the Effective Date for a term ending five years thereafter unless earlier terminated or canceled as provided in this Agreement. The Parties may extend the term of this Agreement by mutual agreement in writing.

                             1.3 SCOPE OF AGREEMENT

The provisions of this Agreement shall govern all purchases of Software licenses and certain Services (e.g., maintenance services) made by SBC from Supplier during the term of this Agreement. SBC may make purchases under this Agreement by placing Orders with Supplier. The applicable price for certain Software and Services is provided in Appendix A.

                                2.0 Definitions

                                 2.1 ACCEPTANCE

"ACCEPT" or "ACCEPTANCE" means SBC's acceptance of the Software pursuant to
Section 3.1.

                              2.2 ACCEPTANCE DATE

"ACCEPTANCE DATE" means the date on which the Software or Services are Accepted in accordance with Section 3.1.

                              2.3 ACCEPTANCE LETTER

"ACCEPTANCE LETTER" means a notice, given by SBC to Supplier upon acceptance of Software, in accordance with the Section entitled "Acceptance or Rejection."

                           2.4 ACCEPTANCE TEST PERIOD

"ACCEPTANCE TEST PERIOD" means the length of time specified in an Order for SBC to perform Acceptance Tests (which period shall not be less than [**] days or more than [**]days, unless extended pursuant to Section 3.1) during which the Acceptance Tests are performed.

                              2.5 ACCEPTANCE TESTS

"ACCEPTANCE TESTS" means tests and demonstrations of the Software in operation that SBC may perform [**].

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

                              2.6 AMDOCS AFFILIATE

"AMDOCS AFFILIATE" means any current or future business firm, whether incorporated or not, which controls, is controlled by or is under common control with Amdocs, where "control" means the ownership, directly or indirectly, of a majority interest in an entity by another entity.

                         2.7 AMDOCS DIRECT COMPETITORS

"AMDOCS DIRECT COMPETITORS" means as of the Effective Date, [**] Amdocs Direct Competitors, [**] under this Agreement.

                         2.8 AMDOCS LEADERSHIP COUNCIL

"AMDOCS LEADERSHIP COUNCIL" has the meaning given to such term in the MSA.

                                  2.9 CINGULAR

"CINGULAR" means Cingular Wireless, LLP.

                             2.10 COMPUTER PROGRAM

"COMPUTER PROGRAM" means a set of instructions or code intended to cause a computer to produce certain results.

                             2.11 CONCURRENT USERS

"CONCURRENT USERS" means different Users who are accessing and using a Computer Program at the same time.

                                 2.12 DELIVERY

"DELIVERY", and its derivatives, means delivery of the Software at SBC's expense via (i) electronic transfer; (ii) hand delivery of the media in which the Software is contained; (iii) carrier selected by Amdocs; or (iv) the manner described in the applicable Order.

                               2.13 DELIVERY DATE

"DELIVERY DATE" means the date on which the Parties agree Supplier is scheduled in this Agreement or an Order to complete its Delivery.

                             2.14 DESIGN MATERIALS

"DESIGN MATERIALS" includes the source code statements for a Computer Program; all requirements documents, record layouts, outlines, flowcharts, and other materials intended for use in the preparation of the source code statements; and all comments included in the source code statements as a reference to other materials.

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

                              2.15 DESIGNATED SITE

"DESIGNATED SITE" means SBC's building or complex of buildings within which SBC is authorized to use the Software.

                             2.16 DESIGNATED SYSTEM

"DESIGNATED SYSTEM" means the particular computer system designated by type, serial number(s) and location on the applicable Order.

                               2.17 DOCUMENTATION

"DOCUMENTATION" means written explanations of the intended functionality of the Software and other written material intended to guide the user in the installation of the Software, the use of the Software, the Modification of the Software and the capabilities needed to diagnose and troubleshoot Errors. Documentation includes written explanations provided on screens displayed by the Software itself as well as instructions provided in separate user manuals and training materials.

                                2.18 ENHANCEMENT

"ENHANCEMENT" means a Modification made to include additional Functionality in a Computer Program. An Enhancement may otherwise be referred to as an improvement or an upgrade.

                               2.19 [**] LICENSE

"[**] LICENSE" means a license to Use Software as set forth in Section 4.2, [**]; for [**] Licenses[**].

                                   2.20 ERROR

"ERROR" means [**] in the [**] that causes [**], that causes [**], that [**] as prescribed by the Specifications, or that causes [**] as prescribed by the Specifications. An Error may otherwise be referred to as a bug or defect.

                               2.21 FUNCTIONALITY

"FUNCTIONALITY" means a particular result or set of results that a Computer Program is intended to cause a computer to produce.

                               2.22 HARMFUL CODE

"HARMFUL CODE" includes any and all instructions designed to prevent a computer from producing intended results or to cause a computer to produce unintended results, including, but not limited to the following: instructions designed to halt or disrupt the operation of a computer program at an arbitrary time ("time bombs") or upon the execution of an arbitrarily designated instruction ("logic bombs"); instructions designed to cause the computer to duplicate these

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

instructions and retransmit those instructions to others, with or without additional disabling effects or instructions designed to cause the computer to erase its own data files ("viruses/worms"); instructions designed to override security features and facilitate access to the computer by unauthorized users ("back doors," "trap doors," and "undocumented passwords") or to place the operation of the computer under the control of unauthorized remote users ("Trojan horses").

                                2.23 INFORMATION

"INFORMATION" means all ideas, discoveries, concepts, know-how, trade secrets, techniques, designs, specifications, drawings, sketches, models, manuals, samples, tools, computer programs, technical information, and other confidential business, customer or personnel information or data, whether provided orally, in writing, or through electronic or other means.

                                 2.24 LIABILITY

"LIABILITY" means all legal or contractual responsibility for losses, damages, expenses, costs, penalties, fines, and fees (except as set forth in an applicable Order), including reasonable attorneys' fees, arising from a claim or cause of action related to performance or omission of acts under this Agreement or any Order, including, but not limited to, claims or causes of actions brought by third parties.

                            2.25 LIQUIDATED DAMAGES

"LIQUIDATED DAMAGES" shall mean pre-defined damages described in Sections 3.20 and 5.4 of this Agreement.

                                2.26 MAINTENANCE

"MAINTENANCE" means the Services provided by Supplier under Article 5.0 of this Agreement and the applicable Order, which include, but are not limited to; help desk assistance, telephone assistance, Documentation and Revisions and may additionally include training and on-site assistance. Participation in customer or user groups that compare experiences with and/or make suggestions for further Enhancements to the Software, may also be included.

                              2.27 MAINTENANCE FEE

"MAINTENANCE FEE" means the fee SBC pays to Supplier for the Maintenance provided by Supplier as specified in an Order. No Maintenance Fee shall be due during the Warranty Period.

                               2.28 MAJOR RELEASE

"MAJOR RELEASE" means a new base version of a Computer Program that Supplier may provide under this Agreement. A Major Release is generally identified by the first number that appears to the left of the first decimal point in a version number.

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

                               2.29 MINOR RELEASE

"MINOR RELEASE" means a Modification made by Supplier to add Enhancements, Resolutions, Updates, or any combination thereof, to a Major Release. A Minor Release is generally identified by one or more numbers preceding or following one or more decimal points to the right of the first decimal point in a version number.

                          2.30 MODIFICATION AND MODIFY

"MODIFICATION" and "MODIFY" mean the addition, deletion, correction, and alteration of code in the Software.

                                    2.31 MSA

"MSA" means the master services Agreement No. 02026713 between SBC and Amdocs Inc. for Software and Professional Services, dated August 7, 2003, as amended.

                                2.32 NAMED USERS

"NAMED USERS" means Users identified by a proper name, a unique numerical identifier, or other unique symbol, and a password.

                                2.33 NEW RELEASE

"NEW RELEASE" means any change in Functionality to an existing Software program or new Functionality added to an existing Software program, which Supplier offers to SBC and other customers.

                           2.34 NOTICE OF COMPLETION

"NOTICE OF COMPLETION" means a notice, given by Supplier to SBC upon Delivery of Software or installation of Software, in accordance with the Section entitled "Acceptance or Rejection."

                                   2.35 ORDER

"ORDER" means such purchase orders, work orders, forms, memoranda or other written or electronic communications as may be delivered to Supplier for the purpose of ordering Software and Services hereunder.

                          2.36 PERMITTED THIRD PARTIES

"PERMITTED THIRD PARTIES" are [**] for the purpose of [**] between them, whether arising under contract, law, or regulation. Without limiting the generality of the foregoing, "Permitted Third Parties" may [**]; "Permitted Third Parties" may also include [**].

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

                         2.37 PUBLISHED SPECIFICATIONS

"PUBLISHED SPECIFICATIONS" means those descriptions of the Software Functionality including, without limitation, user manuals, whether summarized or set forth in complete detail, that Supplier normally provides with the Software, and any other Supplier publication specified in an Order.

                                2.38 RESOLUTION

"RESOLUTION" means a Modification that provides a permanent correction of an Error. A Resolution may also be referred to as a bug fix, correction, fix, permanent fix, or solution.

                                 2.39 RESTORAL

"RESTORAL" means a Modification made as a temporary measure to compensate for an Error until a Resolution can be provided. A Restoral may also be referred to as a bypass, patch, temporary fix, or workaround.

                                 2.40 REVISION

"REVISION" means an update to the Documentation to reflect the addition, deletion or correction of the previous version of the Documentation. A Revision may also be referred to as a documentation update.

                               2.41 SBC AFFILIATE

"SBC AFFILIATE" means any current or future domestic United States business firm, whether incorporated or not, which controls, is controlled by or is under common control with SBC, where "control" means the ownership, directly or indirectly, of a majority interest in an entity by another entity. Notwithstanding anything to the contrary in the foregoing, [**].

                           2.42 SBC'S SPECIFICATIONS

"SBC'S SPECIFICATIONS" means any descriptions of SBC's unique Functionality requirements that are incorporated into an Order, whether expressly stated, by reference, or by an attachment.

                                2.43 SERVICE(S)

"SERVICE(S)" means, but is not limited to, any consultation, installation, removal, training, technical support, repair, and Maintenance (including associated engineering and programming) provided herein or pursuant to an Order.

                              2.44 SEVERITY LEVEL

"SEVERITY LEVEL" means the classification assigned by SBC to an Error.

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

                                 2.45 SOFTWARE

"Software" means a Computer Program that Supplier will provide pursuant to an Order under this Agreement and the associated Documentation for that Computer Program, which Computer Programs will be Amdocs' generally released Computer Programs.

                              2.46 SPECIFICATIONS

"SPECIFICATIONS" means descriptions of those Functionalities that are included in the Software. The term includes specifications in the applicable Order, Published Specifications, and SBC's Specifications.

                                  2.47 UPDATE

"UPDATE" means generally released Modifications made by Supplier for the purpose of maintaining the Software's compatibility/interoperability with other technologies with which the Software is intended to inter-operate.

                                   2.48 USERS

"USERS" means any SBC employees, agents, temporary workers, and contractors permitted to access and operate the Software.

                               2.49 VULNERABILITY

"VULNERABILITY" means a condition in the instructions of the Software, whether consistent with its Specifications or not, that renders the computer on which the Software is operating susceptible to unauthorized access and use.

                              2.50 WARRANTY PERIOD

"WARRANTY PERIOD" means a term as set forth in the Order of not less than [**] beginning on the date when SBC Accepts the Software.

                                   2.51 WORK

"WORK" means all Software and Services, collectively, that Supplier is providing pursuant to Orders placed under this Agreement.

                               3.0 GENERAL TERMS

                          3.1 ACCEPTANCE OR REJECTION

         A. After the Delivery of the Software or SBC's receipt of Amdocs' certificate of installation, if applicable, SBC will start the system certification testing ("Acceptance Test Period").

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

         B. During the Acceptance Test Period, SBC will notify Amdocs immediately in writing of any inconsistency(ies) with the Specifications found by SBC, and Amdocs will promptly correct such inconsistency(ies) and Deliver to SBC the resulting corrections. SBC shall have the right to test the Software after such corrected and/or completed Software is re-Delivered to SBC, and such corrected and/or completed Software shall thereafter be subject to SBC's acceptance or rejection under this Section. The Acceptance Test Period shall be [**]; provided, however, [**].

         C. If the Software conforms with the terms of the applicable Order during the Acceptance Test Period, SBC shall sign and deliver a copy of an Acceptance Letter substantially in the form of Appendix B ("Acceptance Letter") to Amdocs after the completion of the Acceptance Test Period. [**] Acceptance Letter, [**] after the conclusion of the Acceptance Test Period, [**] the end of such Acceptance Test Period.

         D. [**] during the Acceptance Test Period, [**] under the applicable Order [**] under that Order.

         E. In no event shall [**] during the Acceptance Test Period [**] following the Acceptance Test Period [**].

                               3.2 SUBCONTRACTING

         A. Supplier may subcontract Work or engage an Amdocs Affiliate to grant licenses pursuant to the terms of this Section 3.2. Where a portion of the Work is subcontracted or when an Amdocs Affiliate grants licenses, Supplier remains fully responsible for performance thereof and shall be responsible to SBC for the acts and omissions of any licensor, subcontractor and any temporary worker engaged by Amdocs. Any use of a subcontractor that is not an Amdocs Affiliate (but not of a temporary worker) must be either set forth in the applicable Order or otherwise communicated to SBC before commencement of the Work. Supplier shall endeavor to obtain and maintain insurance for acts and omissions of subcontractor in material conformity with the Section 3.17. The Supplier agrees to execute a subcontract with every subcontractor that materially conforms to the terms of this Agreement and, specifically, with the
                  Section 3.17. Furthermore, Supplier agrees to have its subcontractors under the Agreement execute the non-disclosure agreement attached as Appendix K.

         B. The Parties agree that the temporary workers and subcontractors engaged by Amdocs may from time to time require access to the premises and facilities of SBC for their participation in the performance of this Agreement and the Orders issued hereunder, and that if so requested by Amdocs, SBC shall deal with the personnel of the subcontractors and with any reasonable requests of the

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

                  subcontractors, in all respects, as if such personnel were the personnel, and such requests were the requests, of Amdocs.

                           3.3 AMENDMENTS AND WAIVERS

This Agreement and any Orders placed hereunder may be amended or modified only through a subsequent written document signed by the Parties; provided, however, that [**]. An equitable adjustment shall be made if such change substantially affects the time of performance or the cost of the Work to be performed under this Agreement. Nothing in this Section 3.3 shall be deemed to limit SBC's right to terminate Maintenance pursuant to Section 5.6(e). No course of dealing or failure of either Party to strictly enforce any term, right or condition of this Agreement shall be construed as a general waiver or relinquishment of such term, right or condition. A waiver by either Party of any default shall not be deemed a waiver of any other default.

                                 3.4 ASSIGNMENT

Neither SBC nor Supplier may assign, delegate, subcontract, or otherwise transfer its rights or obligations under this Agreement except with the prior written consent of the other Party; provided, however, that [**] this Agreement and/or its rights or obligations hereunder [**], except that each of Supplier and SBC may assign its right to receive money due from the other Party hereunder without the prior consent of the Party obligated to pay money due. It is expressly agreed that any assignment of a right to receive money due will be void if (a) the assignor fails to give the non-assigning Party hereto at least thirty (30) days prior written notice, or (b) such assignment imposes or attempts to impose upon the non-assigning Party hereto additional costs or obligations in addition to the payment of such money or attempts to preclude SBC from dealing solely and directly with Supplier (or its assignee-Affiliate) in all matters pertaining to this Agreement, or (c) denies, alters or attempts to alter any rights of the non-assigning Party hereto. Any attempted assignment not in compliance with the terms of this Section 3.4 will be void.

                                3.5 TERMINATION

         A. Termination for Cause. Subject to the provisions of Section 3.13, either Party may terminate for cause an Order, prior to Acceptance of the Software under such Order, if the arbitrator specified in Section 3.13(C) of this Agreement has made a determination that the other Party has committed a material breach of the applicable Order, provided that (i) before terminating, the first Party has given the defaulting Party a written notice specifying the breach with seventy-five (75) days right to cure, and (ii) the arbitrator has determined that the defaulting Party has committed a material breach of the applicable Order, and has determined the circumstances and/or terms and conditions which shall constitute a cure of such material breach. The arbitrator shall retain jurisdiction over the dispute until such cure has been made. This Section 3.5A shall not be construed as limiting the rights of SBC of rejection provided under Section 3.1D.

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

         B. Termination of Affected Orders. The right to terminate an Order for cause shall also include the right to terminate any other Order for cause (including orders under other agreements between SBC and Supplier) which is/are directly affected by the termination of the initially terminated Order.

         C. Termination for Convenience of the Agreement. Either Party may terminate for convenience this Agreement upon ninety (90) days prior written notice to the other Party setting forth the effective date of such termination.

         D. Effect of Termination on Orders. The termination of this Agreement for any reason shall not affect the obligations of either Party pursuant to any Orders previously executed hereunder, and the terms and conditions of this Agreement shall continue to apply to such Orders as if this Agreement had not been terminated.

                            3.6 COMPLIANCE WITH LAWS

a. Supplier shall comply with all applicable federal, state, county and local rules, including, without limitation, all statutes, laws, ordinances, regulations and codes ("Laws"). Supplier's obligation to comply with all Laws includes the procurement of permits, certificates, approvals, inspections and licenses, when needed, in the performance of this Agreement. Supplier further agrees to comply with all applicable Executive and Federal regulations, as set forth in "Executive Orders and Federal Regulations," a copy of which is attached hereto as Appendix D, and by this reference made a part of this Agreement. Supplier shall [**] comply with this Section.

b. Supplier shall be responsible for export control - complying with Export Administration Regulations (EAR) as defined by the U.S. Bureau of Industry and Security (BIS) and embargo regulations. Each Order must be reviewed for compliance with the EAR and embargo compliance. Additionally each access to SBC systems and all applications that the Supplier will access must be reviewed to ensure that such access is in compliance with the EAR and embargo regulations.

c. The Parties acknowledge that certain Software and Services to be provided hereunder may be subject to export controls under the laws and regulations of the United States, the European Union, the United Nations and other jurisdictions. No Party shall export or re-export any such items or any direct product thereof or undertake any transaction or service in violation of any such laws or regulations. Supplier shall be responsible for, and shall coordinate and oversee, compliance with such export laws or embargo regulations in respect of such items exported or imported by Supplier hereunder.

d. Supplier is familiar with the Foreign Corrupt Practices Act ("FCPA") and in particular the Act's prohibition on payments, or giving anything of value, either directly or indirectly, by an American company or a company that issues United States securities, to an official of a foreign government or to other forbidden recipients for the purpose of influencing an act or decision in the official's or recipients capacity, or inducing the same

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

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                                          Software Master Agreement No. 03032360

         to influence the foreign government, to assist a company in obtaining or retaining business.

e. Supplier agrees that no part of Supplier's compensation will be used for any purpose that could constitute a violation of the FCPA. SBC agrees that it does not desire and will not request any service or action by Supplier that would constitute such a violation. Supplier agrees that it will not hire or in any other way retain a foreign official, a foreign political party, or official thereof, or official of an international organization or a candidate for foreign political office for any purpose relating to or in connection with the Work Supplier will perform.

                            3.7 CONFLICT OF INTEREST

Supplier represents and warrants that no officer, director, employee or agent of SBC has been or will be employed, retained or paid a fee, or otherwise has received or will receive, any personal compensation or consideration, by or from Supplier or any of Supplier's officers, directors, employees or agents in connection with the obtaining, arranging or negotiation of this Agreement or other documents entered into or executed in connection with this Agreement.

                      3.8 CONSTRUCTION AND INTERPRETATION

a. The language of this Agreement shall in all cases be construed simply, as a whole and in accordance with its fair meaning and not strictly for or against any Party. The Parties agree that this Agreement has been prepared jointly and has been the subject of arm's length and careful negotiation. Each Party has been given the opportunity to independently review this Agreement with legal counsel and other consultants, and each Party has the requisite experience and sophistication to understand, interpret and agree to the particular language of the provisions. Accordingly, in the event of an ambiguity in or dispute regarding the interpretation of this Agreement, the drafting of the language of this Agreement shall not be attributed to either Party.

b. Article, Section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. The use of the word "include" shall mean "includes, but is not limited to." The singular use of words shall include the plural and vice versa under this Agreement. All obligations and rights of the Parties are subject to modification as the Parties may specifically provide in an Order. "Services" and "Software" shall be treated as "goods" for purposes of applying the provisions of the Uniform Commercial Code ("UCC"). If there is an inconsistency or conflict between the terms in this Agreement and in an Order, the terms in the Order shall take precedence for that Order only.

                            3.9 CUMULATIVE REMEDIES

Except as specifically identified as a Party's sole remedy, any rights of cancellation, termination, Liquidated Damages or other remedies prescribed in this Agreement, are cumulative and are not

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

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                                          Software Master Agreement No. 03032360

exclusive of any other remedies to which the injured Party may be entitled. Neither Party shall retain the benefit of inconsistent remedies.

                                  3.10 DELIVERY

Supplier shall Deliver the Software (including all Restorals, Resolutions, Updates, and New Releases provided under this Agreement) by remote telecommunications from the Supplier's computer at Supplier's place of business to SBC's computer identified in the Order. If Delivery by remote telecommunications is not practicable, the Supplier shall Deliver the Software by copying the Software directly onto SBC's computer. Supplier will not transfer any disks, tapes or other tangible property containing the Software (or any Restorals, Resolutions, Updates, or New Releases) to SBC unless the Order expressly requires it to do so. If Supplier provides Documentation in tangible form, Supplier will Deliver tangible copies of Documentation and Revisions to SBC as follows: (i) if Supplier Delivers the Software to SBC by remote telecommunications, Supplier will ship copies to SBC in the manner selected by SBC, either by U.S. Mail or a private carrier; or (ii) if Supplier Delivers Software by copying the Software directly onto SBC's computer, Supplier will Deliver tangible copies of the Documentation to SBC at that time. Supplier will also deliver a Notice of Completion (Appendix C) to SBC at the time Delivery of the Software and Documentation is completed.

                               3.11 FORCE MAJEURE

a. Neither Party shall be deemed in default of this Agreement or any Order to the extent that any delay or failure in the performance of its obligations results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods or strikes ("Force Majeure").

b. If any Force Majeure condition affects Supplier's ability to perform, Supplier shall give immediate notice to SBC, and SBC may elect to either: (i) terminate the affected Order(s) or any part thereof, (ii) suspend the affected Order(s) or any part thereof for the duration of the Force Majeure condition, with the option to obtain material and Services to be furnished under such Order(s) elsewhere, and deduct from any commitment under such Order(s), the quantity of the material and Services obtained elsewhere or for which commitments have been made elsewhere, or (iii) resume performance under such Order(s) once the Force Majeure condition ceases, with an option in SBC to extend any affected Delivery Date or performance date up to the length of time that the Force Majeure condition existed. Unless SBC gives written notice within thirty (30) days after being notified of the Force Majeure condition, option (ii) shall be deemed selected.

                               3.12 FORM OF ORDER

Every Order shall be numbered according to SBC's numbering system and include an effective date. Every Order, whether submitted in electronic or paper form shall be deemed to incorporate the provisions of this Agreement by reference. An Order shall establish the term during which the Parties are obliged to perform their obligations under the Order, which may extend past the

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

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                                          Software Master Agreement No. 03032360

term of this Agreement. An Order shall provide such of information as the clause governing the purchase transaction may require. If any form (including any electronic form presented on a Web page or other screen display) containing pre-printed provisions different from the provisions of this Agreement is used, such different pre-printed terms shall not apply but shall be disregarded for all purposes, even if such pre-printed terms are deemed to be additional to, and not inconsistent with, the terms of this Agreement.

                     3.13 GOVERNING LAW; DISPUTE RESOLUTION

         A. This Agreement and performance hereunder shall be interpreted, construed, and enforced in accordance with the Laws of the State of Texas, exclusive of its choice of law provisions, except that, if Texas should at any time enact the Uniform Computer Information Transactions Act, otherwise referred to as "UCITA", then this Agreement shall be interpreted, construed, and enforced in accordance with the laws as they stood prior to such enactment, as though UCITA had not been enacted in Texas. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

         B. Executive Escalation Process. The Parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement or any Order promptly by negotiation between the Parties, including the following escalation process:

SBC's IT Director/Exec Director and Amdocs' Director    Between seven (7) and fourteen (14) days
SBC's Asst. Vice President and Amdocs Vice President    Between seven (7) and Fourteen (14) days
SBC - Amdocs Leadership Council                         Between seven (7) and fourteen (14) days
SBC Vice President and Amdocs Division President        Between seven (7) and fourteen (14) days

                  If any escalation level does not resolve any matter to the Parties' mutual satisfaction, the persons at such level will jointly brief and provide the next level with all information and background material necessary to resolve the matter through negotiations. Such procedure shall not prejudice any other rights hereunder (e.g., specified time periods shall be extended as necessary to allow for completion of the escalation procedure time periods).

         C. Binding Arbitration. If the Parties are unable to promptly resolve a dispute informally as specified in the preceding Section, the matter shall be escalated to the SBC chief information officer and the Amdocs chief executive officer. After such senior management escalation, if the dispute nonetheless remains unresolved, the Party alleging a material breach (the "Moving Party") may initiate arbitration by providing the other Party written notice of its intent to arbitrate. For the avoidance of doubt, any controversy or claim arising out of or relating to this Agreement, or any breach thereof, which cannot be resolved using the

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

                  executive escalation procedures, shall be finally resolved under the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect. If the Parties are unable to agree upon an arbitrator within twenty (20) business days of the Moving Party's written notice to arbitrate, the Moving Party may request the American Arbitration Association ("AAA") to appoint an arbitrator. The AAA shall select an arbitrator who can promptly proceed with and strive to conclude the arbitration as specified herein. If a dispute is submitted to an arbitrator, it shall be finally resolved through binding arbitration in New York, New York, according to the Rules of the AAA, except as modified herein. The award rendered by the arbitrator shall be final and binding on the Parties and shall be deemed enforceable in any court having jurisdiction thereof. The arbitration shall be heard by a single arbitrator who shall by training, education, or experience have knowledge of the general subject matter of this Agreement. The arbitrator shall have only the power to award damages, injunctive relief and other remedies to the extent the same would be available in a court of law having jurisdiction of the matter, except that the arbitrator shall not have the power to vary from the provisions of this Agreement. The arbitrator shall promptly commence the arbitration proceeding with the intent to conclude the proceedings and issue a written decision stating in reasonable detail the basis for the award, which must be supported by law and substantial evidence, as promptly as the circumstances demand and permit, but generally no later than ten (10) weeks after the arbitrator's appointment. Each Party acknowledges that it is giving up judicial rights to a jury trial, discovery and most grounds for appeal under the foregoing provision.

         D. The prevailing Party shall be entitled to recover from the non-prevailing Party the reasonable attorneys' fees, expenses and costs incurred by the prevailing Party in any arbitration.

         E. The exercise of any remedy provided in this Agreement does not waive the right of either Party to resort to arbitration.

         F. During dispute resolution proceedings, including arbitration, the Parties shall continue to perform their obligations under this Agreement, except for those obligations directly related to the dispute at issue.

                                 3.14 INDEMNITY

         A. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE OTHER PARTY AND ITS AFFILIATES, (INCLUDING THEIR EMPLOYEES, OFFICERS, DIRECTORS, AGENTS AND CONTRACTORS) AGAINST ANY LIABILITY ARISING FROM A PARTY'S OBLIGATIONS UNDER THIS AGREEMENT OR THE MATERIAL OR SERVICES PROVIDED BY SUPPLIER FOR THIRD PARTY CLAIMS ALLEGING:
                  (1) INJURIES TO PERSONS, INCLUDING DEATH OR DISEASE; (2) DAMAGES TO TANGIBLE PROPERTY,

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

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                                          Software Master Agreement No. 03032360

                  INCLUDING THEFT BUT NOT INCLUDING LOSS OF DATA OR PROGRAMMING; AND (3) FAILURE TO COMPLY WITH ALL LAWS.

         B. THE LIABILITY OF THE INDEMNIFYING PARTY SHALL NOT EXTEND TO COVER ANY LIABILITIES (OR PORTION THEREOF) ARISING FROM THE ACTIONS OR OMISSIONS OF THE INDEMNIFIED PARTY. THIS INDEMNITY SHALL SURVIVE THE DELIVERY, INSPECTION, AND ACCEPTANCE OF THE MATERIAL OR SERVICES.

         C. IF ANY SERVICES ARE PERFORMED IN OHIO OR ANY OTHER STATE WHICH PROVIDES EMPLOYER IMMUNITY FROM EMPLOYEE CLAIMS UNDER WORKERS COMPENSATION STATUTES OR SIMILAR LAWS, STATUTES OR CONSTITUTIONAL PROVISIONS, IT IS EXPRESSLY AGREED THAT SUPPLIER SHALL WAIVE ANY IMMUNITY TO THE EXTENT THAT SUPPLIER IS CONTRACTUALLY OBLIGATED HEREUNDER TO DEFEND, INDEMNIFY AND HOLD HARMLESS SBC AND ITS AFFILIATES AGAINST ANY CLAIMS BY EMPLOYEES OF SUPPLIER, WHICH CLAIMS WOULD OTHERWISE BE SUBJECT TO IMMUNITY BY OPERATION OF SUCH LAW, STATUTE OR CONSTITUTIONAL PROVISION (In Ohio, Ohio Revised code 4123.74 and 4123.741 and Section 35, Article, II, Ohio Constitution).

         D. THE PARTY SEEKING INDEMNIFICATION ("INDEMNIFIED PARTY") SHALL NOTIFY THE OTHER PARTY ("INDEMNIFYING PARTY") WITHIN A REASONABLE PERIOD OF TIME OF ANY WRITTEN CLAIM, DEMAND, NOTICE OR LEGAL PROCEEDINGS ("CLAIM") FOR WHICH THE INDEMNIFYING PARTY MAY BE RESPONSIBLE UNDER THIS INDEMNITY OBLIGATION. A DELAY IN NOTICE SHALL NOT RELIEVE THE INDEMNIFYING PARTY OF ITS INDEMNITY OBLIGATION EXCEPT TO THE EXTENT IT CAN SHOW IT WAS PREJUDICED BY THE DELAY.

         E. THE INDEMNIFYING PARTY SHALL ASSUME, AT ITS EXPENSE, THE SOLE DEFENSE OF THE CLAIM THROUGH COUNSEL SELECTED BY THE INDEMNIFYING PARTY AND SHALL KEEP THE INDEMNIFIED PARTY FULLY INFORMED AS TO THE PROGRESS OF SUCH DEFENSE. UPON REASONABLE REQUEST OF THE INDEMNIFYING PARTY AND AT ITS EXPENSE, THE INDEMNIFIED PARTY SHALL COOPERATE WITH THE INDEMNIFYING PARTY IN THE DEFENSE OF THE CLAIM. AT ITS OPTION AND EXPENSE, THE INDEMNIFIED PARTY MAY RETAIN OR USE SEPARATE COUNSEL TO REPRESENT IT, INCLUDING IN-HOUSE COUNSEL. HOWEVER, IN SUCH EVENT THE INDEMNIFYING PARTY SHALL NEVERTHELESS MAINTAIN CONTROL OF THE DEFENSE. SUBJECT TO THE LIMITATION OF LIABILITY CONTAINED IN SECTION 3.19(B)(1), THE INDEMNIFYING PARTY SHALL PAY THE FULL AMOUNT OF ANY ADVERSE JUDGMENT, AWARD OR SETTLEMENT WITH RESPECT TO THE CLAIM AND ALL OTHER REASONABLE

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

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                                          Software Master Agreement No. 03032360

                  EXPENSES OF THE INDEMNIFIED PARTY DIRECTLY RELATED TO THE RESOLUTION OF THE CLAIM, INCLUDING REASONABLE ATTORNEYS' FEES. IF THE INDEMNIFIED PARTY IS REQUIRED TO TAKE ANY ACTION TO ENFORCE ITS INDEMNITY RIGHTS UNDER THIS AGREEMENT OR TO ASSUME THE DEFENSE OF ANY CLAIM FOR WHICH IT IS ENTITLED TO RECEIVE AN INDEMNITY UNDER THIS AGREEMENT BECAUSE OF THE INDEMNIFYING PARTY'S FAILURE TO PROMPTLY ASSUME SUCH DEFENSE, THEN THE INDEMNIFIED PARTY MAY ALSO RECOVER FROM THE INDEMNIFYING PARTY ANY REASONABLE ATTORNEYS' FEES (INCLUDING COST OF IN-HOUSE COUNSEL AT MARKET RATES FOR ATTORNEYS OF SIMILAR EXPERIENCE) AND OTHER REASONABLE COSTS OF ENFORCING ITS INDEMNITY RIGHTS OR ASSUMING SUCH DEFENSE.

                                3.15 INFORMATION

A.       Information furnished by SBC.

         1. Any Information furnished to Supplier by SBC in connection with this Agreement, including Information provided under a separate nondisclosure agreement in connection with discussion prior to executing this Agreement ("SBC Materials"), shall remain SBC's property. Unless such Information (a) was previously known to Supplier free of any obligation to keep it confidential, or (b) has been or is subsequently made public by SBC or a third party, without violating a confidentiality obligation, or (c) is independently invented by Supplier without reference to the SBC Information, or (d) is required to be disclosed pursuant to law, regulation, judicial or administrative order, or governmental request by an entity authorized by law to make such request, it shall be kept confidential by Supplier, shall be used only in performing under this Agreement (and may be disclosed by Amdocs to Amdocs Affiliates for such purposes), and may not be used for other purposes, except as may be agreed upon between Supplier and SBC in writing. Supplier is granted no rights or license to such Information. All copies of such Information, in written, graphic or other tangible form, shall be destroyed or returned to SBC upon the earlier of (i) SBC's request or (ii) upon termination or expiration of this Agreement. All copies of such Information in intangible form, such as electronic records, including electronic mail, shall be destroyed upon the earlier of (i) SBC's request or (ii) upon termination, or expiration of this Agreement, and upon request Supplier shall certify to SBC the destruction of all intangible copies of such Information.

         2. Subject to Section 3.28 Supplier understands and agrees that any and all field trial results prepared by SBC are and shall remain the property of SBC and are hereby considered SBC's proprietary Information. Therefore, it shall be SBC's option, in its sole discretion, to furnish Supplier copies of such documents or to discuss such documents with Supplier. Supplier's use of field

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

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                                          Software Master Agreement No. 03032360

                  trial reports furnished by SBC shall be governed by Section
                  3.28 in addition to the provisions contained in this Section 3.15.

B.       Information furnished by Supplier.

         1. Any Information furnished to SBC by Supplier under this Agreement ("Supplier Information") shall remain Supplier's property. SBC shall use the same degree of care to prevent disclosure of the Supplier Information to others as SBC uses with respect to its own proprietary or confidential Information. Unless such Information (a) was previously known to SBC free of any obligation to keep it confidential, or (b) has been or is subsequently made public by Supplier or a third party, without violating a confidentiality obligation, or (c) is independently invented by SBC without reference to the Supplier Information, or (d) is required to be disclosed pursuant to law, regulation, judicial or administrative order, or governmental request by an entity authorized by law to make such request, the Supplier Information shall be kept confidential by SBC, shall be used only in accordance with this Agreement, and may not be used for other purposes, except as may be agreed upon between Supplier and SBC in writing. All copies of such Information, in written, graphic or other tangible form, excluding materials owned by or licensed to SBC, shall be destroyed or returned to Supplier upon the earlier of (i) Supplier's request or (ii) upon termination or expiration of this Agreement. All copies of such Information in intangible form, such as electronic records, including electronic mail but excluding materials owned by or licensed to SBC, shall be destroyed upon the earlier of (i) Supplier's request or (ii) upon termination, or expiration of this Agreement, and upon request SBC shall certify to Supplier the destruction of all intangible copies of such Information.

         2. Supplier Information relating to the installation, operation, repair, or maintenance of the Software and Services which are the subject of this Agreement shall be considered to be proprietary or confidential Supplier Information, however SBC may disclose such Information to others for the purpose of installing, operating, repairing, replacing, removing and maintaining the Software for which it was initially furnished in the manner described as follows. All Supplier Information [**] provided to SBC [**] solely for purposes of allowing such vendors to perform their duties on behalf of SBC; prior to [**], SBC will [**] to this Agreement, [**]; but this exclusion does not, and shall not be construed to, limit SBC's rights to disclose its own patented and copyrighted information or its own confidential Information to any party, including materials owned in whole or in part by or assigned to SBC under this Agreement. [**] in the applicable Order [**]Amdocs to SBC. However, [**].

         3.16 INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS

A.       Amdocs' Duty to Indemnify SBC.

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   The information contained herein is not for use or disclosure outside SBC,
   Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

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                                          Software Master Agreement No. 03032360

         1. Supplier agrees to defend, indemnify and hold SBC harmless from and against any Liability, including increased damages for willful infringement, that may result by reason of any infringement, or claim of infringement, of any trade secret, or registered U.S. or Canadian patent, trademark, copyright or other proprietary interest of any third party recognized in the U.S. or Canada based on the Software or Services furnished by Supplier to SBC.

         2. Supplier represents and warrants that it has made reasonable independent investigation to determine the legality of its right to sell or license the Software or provide Services as specified in this Agreement.

         3. In addition to Supplier's other obligations set forth in this Section, if an injunction or order is obtained against SBC's use of any Software or Service, or, if, in Supplier's opinion, any Software or Service is likely to become the subject of a claim of infringement, Supplier will, at its expense:

                  i. Procure for SBC the right to continue using the Software or Service; or

                  ii. After consultation with SBC, replace or modify the Software or Service to make it a substantially similar, functionally equivalent, non-infringing Software or Service.

         4. If the Software or Service is purchased or licensed, and neither Subsection 3(i) nor (3)(ii) above is reasonably possible SBC may terminate the applicable Order and require Supplier to remove, or cause the removal and return of, such Software or Service from SBC's location and refund any charges paid by SBC, with a credit for use pro-rated based upon a usable life based on the historical use by SBC of similar Computer Programs.

         5. In no event will SBC be liable to Supplier for any charges incurred after the date that SBC no longer uses any Software or Service because of actual infringement.

         6. Supplier agrees to defend or settle, at its own expense, any action or suit for which it is responsible under this Section. SBC agrees to notify Supplier promptly of any claim of infringement and cooperate in every reasonable way to facilitate the defense. Supplier shall afford SBC, at its own expense and with counsel of SBC's choice, an opportunity to participate with Supplier in the defense or settlement of any such claim, provided however that Supplier shall have sole control of such defense or settlement.

         7. LIMITATIONS. Supplier has no obligation or Liability under this Section 3.16 with respect to any infringement claim which is based upon or results from (i) the combination of any Software with any equipment, device, firmware or software not furnished by Supplier; (ii) any modification of the Software by SBC or its contractors; (iii) unauthorized use of the Software; (iv) SBC's

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

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                                          Software Master Agreement No. 03032360

                  failure to install or have installed changes, revisions or updates as instructed by Supplier; or (v) compliance by Supplier with SBC or its contractor's specifications, designs or instructions. SBC agrees to indemnify, defend and hold harmless Supplier against any claim involving acts or omissions by SBC or its contractors as described in items
                  (i)-(v), inclusive, of this Section 3.16(A)(7).

         B.       SBC Duty to Indemnify Supplier.

                  1. SBC agrees to defend, indemnify and hold Supplier harmless from and against any Liability, including increased damages for willful infringement, that may result by reason of any infringement, or claim of infringement, of any trade secret, or registered U.S. or Canadian patent, trademark, copyright or other proprietary interest of any third party recognized in the U.S. or Canada based on SBC materials furnished by SBC to Supplier.

                  2. SBC represents and warrants that it has made reasonable independent investigation to determine the legality of its right to license SBC materials as specified in this Agreement.

                  3. In addition to SBC's other obligations set forth in this Section, if an injunction or order is obtained against Supplier's use of any SBC materials, or, if, in SBC's opinion, any SBC materials are likely to become the subject of a claim of infringement, SBC will, at its expense:

                           i. Procure the right to continue using the SBC materials; or

                           ii. After consultation with Supplier and failure to obtain (i) after commercially reasonable efforts, replace or modify SBC materials to make them substantially similar, functionally equivalent, non-infringing materials or Software.

                  4. SBC agrees to defend or settle, at its own expense, any action or suit for which it is responsible under this Section. Amdocs agrees to notify SBC promptly of any claim of infringement and cooperate in every reasonable way to facilitate the defense. SBC shall afford Supplier, at its own expense and with counsel of Supplier's choice, an opportunity to participate with SBC in the defense or settlement of any such claim, provided however that SBC shall have sole control of such defense or settlement.

                  5. Limitations. SBC has no obligation or Liability under this Section 3.16 with respect to any infringement claim which is based upon or results from (i) the combination of any SBC materials with any equipment, device, firmware or software not furnished by SBC;
                           (ii) any modification of the SBC materials by Amdocs or its contractors; (iii) unauthorized use of SBC materials; (iv) Amdocs' failure to install or have installed changes, revisions or updates

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

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                                          Software Master Agreement No. 03032360

                  as instructed by SBC; or (v) compliance by SBC with Amdocs' specifications, designs or instructions. Amdocs agrees to indemnify, defend and hold harmless SBC against any claim involving acts or omissions by Amdocs or its contractors as described in items (i)-(v), inclusive, of this Section 3.16(B)(5).

                                 3.17 INSURANCE

         A. With respect to performance hereunder, and in addition to Supplier's obligation to indemnify, Supplier agrees to maintain, at all times during the term of this Agreement, the following minimum insurance coverages and limits and any additional insurance and/or bonds required by law:

                  1. Workers' Compensation insurance with benefits afforded under the laws of the state in which the Services are to be performed and Employers Liability insurance with minimum limits of $[**] for Bodily Injury-each accident, $500,000 for Bodily Injury by disease-policy limits and $[**] for Bodily Injury by disease-each employee.

                  2. Commercial General Liability insurance with minimum limits of: $[**] General Aggregate limit; $[**] each occurrence sub-limit for all bodily injury or property damage incurred in any one occurrence; $[**] each occurrence sub-limit for Personal Injury and Advertising Injury; $[**] Products/Completed Operations Aggregate limit, with a $[**]each occurrence sub-limit for Products/Completed Operations.

                           SBC and its Affiliated companies will be listed as an Additional Insured on the Commercial General Liability policy.

                  3. If use of a motor vehicle is required, Automobile Liability insurance with minimum limits of $[**] combined single limits per occurrence for bodily injury and property damage, which coverage shall extend to all owned, hired and non-owned vehicles.

                  4. SBC requires that companies affording insurance coverage have a rating of B+ or better and a Financial Size Category rating of VII or better rating, as rated in the A.M. Best Key Rating Guide for Property and Casualty Insurance Companies.

                  5. A certificate of insurance stating the types of insurance and policy limits provided the Supplier shall be received within a reasonable time after any request for same by SBC. If a certificate is not received, Supplier hereby authorizes SBC, and SBC may, but is not required to, obtain insurance on behalf of Supplier as specified herein. SBC will either invoice Supplier for the costs incurred to so acquire insurance or will reduce by an applicable amount any amount owed to Supplier.

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

                  6. The cancellation clause on the certificate of insurance will be amended to read as follows:

                           "THE ISSUING COMPANY WILL MAIL THIRTY (30) DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER PRIOR TO CANCELLATION OR A MATERIAL CHANGE TO POLICY DESCRIBED ABOVE."

                  7. The Supplier shall also require all subcontractors performing Work on the project or who may enter upon the work site to maintain the same insurance requirements listed above.

                           3.18 INVOICING AND PAYMENT

         A. Payment for Software shall be as set forth in the applicable Order; or if no payment schedule is described in the Order, then as follows: [**]% invoiced upon execution of the Order and [**]% invoiced upon Acceptance of the Software.

         B. The invoice shall specify in detail, where applicable (1) quantities of each ordered item, (2) unit prices of each ordered item, (3) the estimated amount of tax per item, (4) any relevant item and commodity codes known to Supplier, (5) total amounts for each item, (6) total estimated amount of applicable sales or use taxes, (7) discounts, (8) shipping charges, and (9) total amount due. SBC shall pay Supplier in accordance with the prices set forth in this Agreement within [**] days of the date of receipt of the invoice. Payment for material or Services not conforming to the Specifications (in the event of payments due upon Acceptance), and portions of any invoice in dispute, may be withheld by SBC until such problem has been resolved in accordance with the escalation and arbitration mechanisms described in Section 3.13. If SBC disputes any invoice rendered or amount paid, SBC shall promptly so notify Supplier. The Parties shall use their best efforts to resolve such dispute expeditiously, including escalation to the SBC - Amdocs Leadership Council if necessary.

         C. Supplier agrees to accept standard, commercial methods of payment and evidence of payment obligation including, but not limited to electronic fund transfers in connection with the purchase of the material and Services.

         D. Notwithstanding any other remedies available to Amdocs under this Agreement or under applicable law, payment in arrears of more than [**] days shall bear interest from the date payment is due at the rate of two percent (2%) per annum above the prime rate published by the New York Wall Street Journal unless the amount in arrears is disputed in good faith and until such dispute is resolved. Additionally, and without affecting the forgoing, SBC failure to pay any undisputed payment of material amounts under this Agreement within [**] days after such payment becomes due shall be considered a material breach of this Agreement by SBC, subject to the provisions of Section 3.13.

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

         E. All amounts invoiced and paid under this Agreement shall be invoiced and paid in U.S. Dollars.

                          3.19 LIMITATION OF LIABILITY

         A. EXCLUSION OF INDIRECT AND CONSEQUENTIAL DAMAGES. EXCEPT AS PROVIDED IN THIS SECTION 3.19, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING LOST REVENUE, LOST DATA OR LOST PROFITS, ARISING OUT OF ANY BREACH OF THE OBLIGATIONS OF THIS AGREEMENT, REGARDLESS OF THE THEORY OF RECOVERY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. HOWEVER, THE FOLLOWING ELEMENT OF LOSS OR DAMAGE, IF PROVED, SHALL BE DEEMED DIRECT OR GENERAL DAMAGES NOT EXCLUDED OR LIMITED BY THE PRECEDING SENTENCE:

                                    1.   LIABILITY, LOSS, OR DAMAGE FOR WHICH
                                         ONE PARTY IS OBLIGATED TO INDEMNIFY THE
                                         OTHER UNDER THE SECTIONS ENTITLED
                                         "COMPLIANCE WITH LAWS," "INDEMNITY,"
                                         "INFRINGEMENT OF THIRD PARTY
                                         INTELLECTUAL PROPERTY RIGHTS," AND
                                         "INDEPENDENT CONTRACTOR";

                                    2.   LOSS OR DAMAGE PROXIMATELY CAUSED BY A
                                         PARTY'S BREACH OF ITS OBLIGATIONS UNDER
                                         THE SECTION ENTITLED "INFORMATION'; AND

                                    3.   LIQUIDATED DAMAGES AND CREDITS PROVIDED
                                         UNDER ANY PROVISION OF THIS AGREEMENT.

         B. LIMITATION OF DIRECT AND GENERAL DAMAGES. EXCEPT AS PROVIDED IN THIS SECTION 3.19, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY WITH RESPECT TO ANY ORDER OR THIS AGREEMENT FOR ANY DAMAGES IN EXCESS OF ONE MILLION DOLLARS WITH RESPECT TO ANY ORDER, NOR FOR ANY DAMAGES IN EXCESS OF FIVE MILLION DOLLARS UNDER ALL ORDERS OR THIS AGREEMENT. HOWEVER, THE FOLLOWING ELEMENTS OF LOSS OR DAMAGE, IF PROVED, SHALL NOT BE EXCLUDED OR LIMITED BY THE PRECEDING SENTENCES:

                      1. LIABILITY, LOSS, OR DAMAGE FOR WHICH ONE PARTY IS OBLIGATED TO INDEMNIFY OR TO REFUND THE OTHER UNDER THE SECTIONS ENTITLED "COMPLIANCE WITH LAWS," "INDEMNITY," "INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS," AND "INDEPENDENT

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

                           CONTRACTOR" ; PROVIDED, HOWEVER, THAT, WITH RESPECT TO LOSS, LIABILITY, OR DAMAGE WHICH MAY BE COVERED BY LIABILITY INSURANCE OF THE TYPES REQUIRED IN THE SECTION ENTITLED "INSURANCE," EACH PARTY SHALL AND HEREBY DOES WAIVE ANY CLAIMS DAMAGES IN EXCESS OF THE LIMITS ON INSURANCE MENTIONED IN THAT SECTION;

                      2. LOSS OR DAMAGE PROXIMATELY CAUSED BY A PARTY'S BREACH OF ITS OBLIGATIONS UNDER THE SECTION ENTITLED "INFORMATION";

                      3.   [**] SOFTWARE THAT IS REJECTED UNDER SECTION 3.1(D).

                      4. AMDOCS' LIABILITY [**], WHICH IS, HOWEVER, SEPARATELY LIMITED AS PROVIDED IN SECTION 3.20 AND SECTION 5.4; AND

                      5. SBC's liability to pay for LICENSES GRANTED, Services rendered OR EXPENSES INCURRED UNDER THIS AGREEMENT OR ANY ORDER THERETO.

                                   3.20 [**]

[**] the following [**] provisions and procedures:

a. [**] Software and/or Services [**]. The Parties shall [**]. If the Parties [**] with respect to the [**], (ii) [**] specified hereunder, and/or (iii) [**] shall [**] shall be [**].

b.   Notwithstanding the above paragraph, in the event of [**] pursuant to
     Section 3.20(a[**]:

     [**]                            [**]
     [**]                            [**]
     [**]                            [**]
     [**]                            [**]
     [**]                            [**]

[**] shall be [**] and shall be [**]; provided, however, that the amount of Liquidated Damages taken by SBC shall be [**]. Notwithstanding this Section 3.20(b), there shall [**] under this Section 3.20(b) [**] under this Agreement [**].

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

                       3.21 MBE/WBE/DVBE (AND APPENDICES)

     A. SBC seeks to give minority-, women- and Disabled Veteran-owned businesses the maximum opportunity to participate in the performance of its contracts; current goals are MBE-15%, WBE-5%, and DVBE-1.5%. Within twelve (12) months of the Effective Date of this Agreement, and for each year thereafter, Amdocs commits to goals for the participation of MBE/WBE and DVBE firms (as defined in Section 3.22 below entitled "MBE/WBE/DVBE Termination") as follows: MBE - 4% percent annual MBE participation; WBE - 2% percent annual WBE participation; and DVBE - 0% percent annual DVBE participation. These goals apply to all annual expenditures by any entity pursuant to this Agreement with Amdocs. Amdocs agrees to meet in good faith to evaluate with SBC on annual basis whether Amdocs can increase participation over the life of the Agreement.

                      3.22 MBE/WBE/DVBE TERMINATION CLAUSE

     A. Supplier agrees that falsification or misrepresentation of, or failure to report a disqualifying change in, the MBE/WBE/DVBE status of Supplier or any subcontractor utilized by Supplier, or Supplier's failure to comply in good faith with any MBE/WBE/DVBE utilization goals established by Supplier, or Supplier's failure to cooperate in any investigation conducted by SBC, or by SBC's agent, to determine Supplier's compliance with this Section, will constitute a material breach of this Agreement. In the event of any such breach, SBC may, at its option, pursue termination through the Dispute Resolution procedures of Section 3.13 upon thirty (30) days notice where such breach remains uncured by Amdocs at the end of the notice period. Supplier acknowledges and agrees that SBC shall not be subject to Liability, nor shall Supplier have any right to suit for damages as a result of such termination.

     B. For purchases under this Agreement by Pacific Bell, Pacific Bell Directory, Pacific Bell Mobile Services, Pacific Bell Information Services, Pacific Bell Communications, and any other entity operating principally in California (collectively "California Affiliates"), Minority and Women Business Enterprises (MBEs/WBEs) are defined as businesses which satisfy the requirements of Subsection D below and are certified as MBEs/WBEs by the California Public Utilities Commission Clearinghouse ("CPUC-certified").

     C. For purchases under this Agreement by any entity that is not a California Affiliate, MBEs/WBEs are defined as businesses which satisfy the requirements of Subsection D below and are either CPUC-certified or are certified as MBEs/WBEs by a certifying agency recognized by SBC.

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

     D. MBEs/WBEs must be at least fifty-one percent (51%) owned by a minority individual or group or by one or more women (for publicly-held businesses, at least fifty-one percent (51%) of the stock must be owned by one or more of those individuals), and the MBEs/WBEs' management and daily business operations must be controlled by one or more of those individuals, and these individuals must be either U.S. citizens or legal aliens with permanent residence status. For the purpose of this definition, minority group members include male or female Asian Americans, Black Americans, Filipino Americans, Hispanic Americans, Native Americans (i.e., American Indians, Eskimos, Aleuts and Native Hawaiians), Polynesian Americans, and multi-ethnic (i.e., any combination of MBEs and WBEs where no one specific group has a fifty-one percent (51%) ownership and control of the business, but when aggregated, the ownership and control combination meets or exceeds the fifty-one percent (51%) rule). "Control" in this context means exercising the power to make policy decisions. "Operate" in this context means actively involved in the day-to-day management of the business and not merely acting as officers or directors.

     E. For purchases under this Agreement by California Affiliates, DVBEs are defined as business concerns that satisfy the requirements of Subsection G below and are certified as DVBEs by the California State Office of Small and Minority Business (OSMB). The DVBE must be a resident of the State of California, and must satisfy the requirements of Subsection G below.

     F. For purchases under this Agreement by any entity that is not a California Affiliate, DVBEs are defined as any business concern that satisfies the requirements of Subsection G below and is either a defined DVBE for purchases by California Affiliates, or is certified as a DVBE by a certifying agency recognized by SBC.

     G. The DVBE must be (i) a non publicly-owned enterprise at least fifty-one percent (51%) owned by one or more disabled veterans; or
              (ii) a publicly-owned business in which at least fifty-one percent (51%) of the stock is owned by one or more disabled veterans; or
              (iii) a subsidiary which is wholly owned by a parent corporation, but only if at least fifty-one percent (51%) of the voting stock of the parent corporation is owned by one or more disabled veterans; or (iv) a joint venture in which at least fifty-one percent (51%) of the joint venture's management and control and earnings are held by one or more disabled veterans. In each case, the management and control of the daily business operations must be by one or more disabled veterans. A disabled veteran is a veteran of the military, naval or air service of the United States with a service-connected disability. "Management and control" in this context means exercising the power to make policy decisions and actively involved in the day-to-day management of the business and not merely acting as officers or directors.

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

                          3.23 [INTENTIONALLY OMITTED]

                           3.24 NON-EXCLUSIVE MARKET

It is expressly understood and agreed that this Agreement does not grant Supplier an exclusive privilege to provide to SBC any or all materials and services of the type described in this Agreement, nor does it require SBC to purchase or license any material or services. It is understood, therefore, that SBC may contract with other manufacturers and suppliers for the procurement or trial of comparable material and services and that SBC may itself perform any services of the type described herein.

                                  3.25 NOTICES

a. Except as otherwise provided in this Agreement or an applicable Order, all notices or other communications hereunder shall be deemed to have been duly given when made in writing and either (i) delivered in person, or (ii) when received, if provided via electronic communications, including, but not limited to, electronic mail and facsimile communications, or (iii) when received, if provided by an overnight or similar delivery service, or (iv) when received, if deposited in the United States Mail, postage prepaid, return receipt requested, and addressed as follows:

To:               AMDOCS SOFTWARE SYSTEMS LIMITED
                  Regus House, 2nd Floor
                  Harcourt Centre, Harcourt Road
                  Dublin 2, Ireland
                  Attn: General Manager

To:               SBC Services Inc.
                  2600 Camino Ramon 4E453
                  San Ramon, CA 94583
                  Attn: Director, Enterprise Application Software Contracting

                  with copy to:

                  SBC Services, Inc.
                  2600 Camino Ramon - 2W803
                  San Ramon, CA 94583
                  Attn: Senior Counsel

b. The addresses and facsimile telephone numbers to which notices or communications may be given by either Party may be changed by written notice given by such Party to the other pursuant to this Section.

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

              3.26 ORDER PLACED BY OR ON BEHALF OF SBC AFFILIATES

SBC Affiliates may place Orders with Supplier that incorporate the provisions of this Agreement, or SBC may place an Order on behalf of an SBC Affiliate. In either case, when incorporating the provisions of this Agreement into any such Order, the name "SBC" shall be deemed to refer to such SBC Affiliate, in lieu of SBC Services, Inc. An SBC Affiliate will be responsible for its own obligations under such Order, including, but not limited to, all charges incurred in connection with such Order. Nothing in this Agreement will be [**] anything in this Agreement [**].

                            3.27 ORDER OF PRECEDENCE

In the event of any conflict or inconsistency between provisions of this Agreement and the provisions of an Order the following order precedence shall control: (i) the Order; (ii) the Agreement; but only for purposes of such Order and, except for such Order, the terms and conditions of this Agreement shall not be deemed to be waived, amended or modified.

                                 3.28 PUBLICITY

Supplier shall not use SBC's or its affiliates' names or any language, pictures, trademarks, service marks or symbols which could, in SBC's judgment, imply SBC's or its affiliates' identity or endorsement by SBC, its affiliates or any of its employees in any (i) written, electronic or oral advertising or presentation or
(ii) brochure, newsletter, book, electronic database or other written matter of whatever nature, without SBC's prior written consent (hereafter the terms in subsections (i) and (ii) of this Section shall be collectively referred to as "Publicity Matters"). Supplier will submit to SBC for written approval, prior to publication, all Publicity Matters that mention or display SBC's or its affiliates' names, trademarks or service marks, or that contain any symbols, pictures or language from which a connection to said names or marks may be inferred or implied.

                             3.29 QUALITY ASSURANCE

         For the term of this Agreement, Amdocs software development organization(s) will have a quality program in place.

         A. [**]ASSESSMENT. Amdocs' software development organization(s) that are supporting SBC software development will endeavor in good faith to apply for, schedule, and complete a [**] Assessment within [**] years from the Effective Date, as prescribed by the [**]. Amdocs' Maintenance resources shall follow the SBC quality assurance program and process.

         B. SUPPLIER PERFORMANCE PROGRAM. Both Parties hereby agree to participate in the Supplier Performance Program ("Program") described below. The Program will assist Amdocs in self-identifying areas of deficiency that may develop in Amdocs' performance as it relates to fulfilling its obligations under this Agreement. Participation in or use of, the Program does not negate or diminish Amdocs' responsibilities as it relates to its requirements to perform its obligation

                                       27
                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

                  as defined elsewhere in this Agreement nor does it negate, diminish or waive SBC's rights or remedies as defined elsewhere in this Agreement. If there is a conflict between the Program and other sections of this Agreement the other sections of this Agreement shall control. The Parties intent is that documentation requirements under the Program will be satisfied by other documentation obligations provided for elsewhere in this Agreement. Accordingly, the Parties do not anticipate that compliance with the Program will impose upon Amdocs obligations above that otherwise provided for in this Agreement.

                  Amdocs shall:

                  1. Monitor its performance relative to certain mutually agreed measurable performance indices such as Software performance, service performance, and on time Delivery. Performance measurements collected for the purposes of the Program will be defined by the Parties from time to time.

                  2. Collect and report to SBC the data relating to Amdocs' performance. The data must be entered by Amdocs in SBC's Amdocs Website (currently www.sbcsuppliers.com) in a format that is designated by SBC. Data will be collected and reported periodically.

                  3. Conduct a self-evaluation of its performance based on the analysis of the data reported. In those areas where Amdocs' performance deviates from agreed and identified acceptable performance levels, Amdocs shall develop and submit specific performance improvement plans to SBC detailing Amdocs' plans to correct such deficiencies.

                  4. Cooperate fully with SBC's supplier performance management team to coordinate Amdocs' activities as they relate to the Program. This includes but is not limited to participation in planning meetings, audits, feedback sessions, and issue resolution.

                  SBC shall:

                  1. Work with Amdocs to define by mutual agreement the data requirements that Amdocs will monitor and report.

                  2. Provide Amdocs with access to SBC's supplier website for the purposes of entering Amdocs' data.

                  3. Generate performance reports summarizing the data and provide Amdocs with periodic feedback evaluating its performance. SBC's supplier performance management team will assist Amdocs in resolving any internal SBC issues that may impact Amdocs' performance.

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

                  4. Cooperate with Amdocs to address areas in which the Parties agree that SBC can help to improve Amdocs' ability to meet agreed performance metrics.

                            3.30 RECORDS AND AUDITS

         Supplier agrees that it will:

         A. Maintain complete and accurate records of all amounts billable to and payments made by SBC related to Software and Services provided by Supplier to SBC, in accordance with Generally Accepted Accounting Principles and Practices, uniformly and consistently applied in a format that will permit audit;

         B. Retain such records and reasonable billing detail for a period of at least [**] years from the date of final payment for Software and Services;

         C. Provide reasonable supporting documentation to SBC concerning any disputed invoice amount within thirty (30) calendar days after receipt of written notification of such dispute; and

         D. Provide all records required under this Section 3.30 for audit by a mutually acceptable independent third party auditor (who shall have signed a confidentiality agreement with Amdocs substantially in the form of Appendix I) appointed by SBC at its expense, on reasonable advance notice, no more than once in any twelve (12) month period, and during normal business hours, either (i) in the event of a dispute between SBC and Amdocs hereunder, or (ii) for the purpose of verifying that Amdocs is complying with its obligations hereunder.

                               3.31 SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable, such invalidity or non-enforceability shall not invalidate or render unenforceable any other portion of this Agreement. The entire Agreement will be construed as if it did not contain the particular invalid or unenforceable provision(s), and the rights and obligations of Supplier and SBC will be construed and enforced accordingly.

                          3.32 SURVIVAL OF OBLIGATIONS

Obligations and rights in connection with this Agreement, which by their nature would continue beyond the termination, cancellation or expiration of this Agreement, including, but not limited to, those in the Sections entitled "Compliance with Laws," "Indemnity," "Information," "Infringement of Third Party Intellectual Property Rights," "License Fee," "Publicity," "Severability," "Software License", "Support and Maintenance," and "Warranties and Representations," will survive the termination, cancellation or expiration of this Agreement.

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

                                   3.33 TAXES

         A. Supplier's rates, fees, and other charges set forth in the Agreement and any Order excludes taxes that Supplier may be called upon to pay as a result of the transaction, such as U.S. taxes that are levied upon or measured by the value of sale, services, or license furnished under an Order, or any price or fee paid by SBC under this Agreement, such as a sales tax, service tax, excise tax, and other similar taxes (collectively "excluded taxes"). SBC is not obligated to pay or to reimburse Supplier for Supplier's income taxes, U.S. withholding taxes, non-U.S. withholding taxes, or for any other taxes that would not be payable if Supplier were a U.S. licensor (including value added taxes imposed by jurisdictions outside the U.S.), which are expressly excepted from the category of excluded taxes. Supplier shall invoice SBC for excluded taxes as a separate item on the invoice, listing the taxing jurisdiction imposing the tax and SBC shall pay or reimburse Supplier for such excluded tax when SBC pays its invoice. Non-taxable charges must be separately stated. SBC agrees to pay all applicable excluded taxes to Supplier. Supplier agrees to remit such excluded taxes to the appropriate taxing authorities.

                  Alternatively, each Party agrees that it will honor properly prepared tax exemption certificates or other mandated document evidencing a Party's exemption from payment, which may be submitted, pursuant to the relevant tax provisions of the taxing jurisdiction.

                  Should any non-excluded tax be imposed in connection with transactions governed by the Agreement and any Order, Supplier shall accept the rate, fee, or other charge set forth in the Agreement or any Order net of any non-excluded tax as full settlement of the invoice. In no event shall SBC be required to "gross-up" or increase any payment to Supplier under this Agreement due to such payment being subject to a lawfully levied withholding tax.

                  Supplier agrees to provide to SBC all relevant tax information and documents required by statute, regulation, administrative pronouncement or tax treaty by reason that Supplier is an Irish Corporation.

         B. Except as stated in subparagraph C of this Section, Supplier agrees to pay, and to hold SBC harmless from and against, any penalty, interest, additional tax, or other charge that may be levied or assessed as a result of the delay or failure of Supplier, to pay any tax or file any return or information required by law, rule or regulation or by this Agreement to be paid or filed by Supplier. [**].

         C. Upon SBC's request, the Parties shall consult with respect to the basis and rates upon which Supplier shall pay any taxes or fees for which SBC is obligated to reimburse Supplier under this Agreement. If SBC determines that in its opinion any such taxes or fees are not payable, or should be paid on a basis less than the full price or at rates less than the full tax rate, Supplier shall make payment in

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

                  accordance with such determinations and SBC shall be responsible for such determinations. If collection is sought by the taxing authority for a greater amount of taxes than that so determined by SBC, Supplier shall promptly notify SBC. Supplier shall cooperate with SBC and consider any request to contest such determination, but SBC shall be responsible and shall reimburse Supplier for any tax, interest, or penalty in excess of its determination. If SBC desires to request Supplier to contest such collection, SBC shall promptly notify Supplier. If SBC determines that in its opinion it has reimbursed Supplier for sales or use taxes in excess of the amount that SBC is obligated to reimburse Supplier, SBC and Supplier shall consult to determine the appropriate method of recovery of such excess reimbursements. Supplier shall credit any excess reimbursements against tax reimbursements or other payments due from SBC if and to the extent Supplier makes corresponding adjustments to its payments to the relevant tax authority. At SBC's request, Supplier will consider timely filing any claims for refund and any other documents required to recover any other excess reimbursements, and shall promptly remit to SBC all such refunds and interest received.

         D. If any taxing authority advises Supplier that it intends to audit Supplier with respect to any taxes for which SBC is obligated to reimburse Supplier under this agreement, Supplier shall (i) promptly so notify SBC, (ii) afford SBC an opportunity to participate with Supplier in such audit with respect to such taxes and (iii) keep SBC fully informed as to the progress of such audit. Each Party shall bear its own expenses with respect to any such audit, and the responsibility for any additional tax, penalty or interest resulting from such audit shall be determined in accordance with the applicable provisions of this Section. Supplier's failure to comply with the notification requirements of this Section shall relieve SBC of its responsibility to reimburse Supplier for taxes only if Supplier's failure materially prejudiced SBC's ability to contest imposition or assessment of those taxes.

         E. If either Party is audited by a taxing authority or other governmental entity, the other Party agrees to reasonably cooperate with the Party being audited in order to respond to any audit inquiries in an appropriate and timely manner, so that the audit and any resulting controversy may be resolved expeditiously.

         F. SBC and Supplier agree that they will reasonably cooperate with each other with respect to any tax planning to minimize taxes. The degree of cooperation contemplated by this Section is to enable any resulting tax planning to be implemented and includes, but is not limited to: (i) Supplier's installing and loading all of the Software licensed by SBC under this Agreement and retaining possession and ownership of all tangible personal property, (ii) Supplier installing, loading and/or transferring the Software at a location selected by SBC, and (iii) Supplier Delivering all of the Software in electronic form. SBC agrees to bear all reasonable external (paid to third parties), additional expenses incurred by Supplier to comply with the provisions of this subsection. Supplier's cooperation

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

                  shall not be viewed as any agreement with, or guarantee of, the taxability or non-taxability of the transaction.

                      3.34 WARRANTIES AND REPRESENTATIONS

A.       Supplier warrants and represents that:

a. Supplier shall take commercially reasonable actions and precautions to cause Software Delivered under this Agreement to be free of Vulnerabilities and Harmful Code and without limiting Amdocs' other obligations under this Agreement, [**] under this Agreement, Amdocs shall provide [**] such Vulnerabilities and Harmful Code and shall [**] such Vulnerabilities and Harmful Code and, if the Vulnerabilities and Harmful Code [**];

b.       Following Delivery, Supplier shall [**] under [**];

c. During the Warranty Period, all Software delivered under this Agreement shall comply with the Specifications in all material respects;

d. SBC's Use and display of the Software in the form delivered, and in accordance with Specifications and the terms of this Agreement, will not result in the infringement of any copyright, trademark, service mark, mask work, or United States patent, nor will such Use result in a valid claim of misappropriation of any trade secret;

e. Supplier possesses sufficient rights, interests, licenses, and title to the Software to enable Supplier to perform its obligations under this Agreement, whether derived from invention, creation, authorship, assignment, or license from another party or parties;

f. To the best of Supplier's knowledge, there is no pending or threatened litigation which, if resolved against Supplier as a party, would have a material adverse effect upon Supplier's ability to perform under this Agreement;

g. All Software delivered under this Agreement shall be free of liens, encumbrances, and security interests of any kind;

h. No consent, approval, or withholding of objection of any other party, including any branch or agency of government, is required as required as a condition of Supplier's entering into or performing under this Agreement;

i. The foregoing warranties are not subject to any condition to be performed by SBC; and

j. The foregoing warranties shall survive Delivery, installation, Acceptance, and payment.

Amdocs shall, [**] in Section 3.34(A)(c), [**] in accordance with the provisions of Article 5.0.

B. THE WARRANTIES STATED IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, WRITTEN OR ORAL, STATUTORY,

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

         EXPRESS, OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHICH AMDOCS EXPRESSLY DISCLAIMS.

                              4.0 Software License

                                   4.1 ORDER

An Order, substantially in the form of Appendix G, placed under this Agreement shall include the information specified in Subsection a, and may include the information in Subsection b as applicable.

a.       The following should be included in any Order at a minimum:

         1.   SBC Order number;

         2. The Software to be licensed under the Order, identified by its name, the number of its Major Release, and the number of the latest Minor Release to be included in the Delivery. An obligation to Deliver an identified Minor Release includes a cumulative obligation to Deliver all earlier Minor Releases to the same Major Release;

         3. The date of Delivery and method of Delivery elected by SBC (that is, by "telecommunications" or by Supplier installation).

         4.   The license fee and subsequent license fees, if any.

         5. The Maintenance Fee, if any, for the initial Maintenance Period, if the license is perpetual;

         6. The billing address at which Supplier's invoices shall be rendered for payment;

         7. The telephone number that SBC may call to report Errors and Vulnerabilities; and

         8. Any specially negotiated terms conditions unique to the transaction at hand.

b.       The following should be considered in each Order, if applicable:

         1. The Published Specifications of the Software and the SBC Specifications, if any;

         2. A statement that provides for the inclusion of source code and Design Materials if it is to be included in the Delivery;

         3.   The Designated System;

         4.   The Designated Site;

         5. The maximum number of permitted Users, Concurrent Users and Named Users, and servers permitted under this license;

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                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

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                                          Software Master Agreement No. 03032360

         6. The maximum aggregate processing speed of all the machines on which Software may be installed and operated, if applicable, expressed in terms of "million of instructions per second"
              (MIPS),"megahertz," (MHz) or other similar measures of limitation;

         7. If Design Materials are to be Delivered in the Order, the location of where they shall be Delivered; and

         8.   Training requirements.

c.       Amdocs shall, [**] under this Agreement, [**] that will [**].

                               4.2 LICENSE GRANT

Supplier grants to SBC a non-exclusive, non-transferable (except as set forth in Section 3.4), perpetual, irrevocable (subject to full payment (except of amounts in good faith dispute)) license to copy (as expressly permitted herein), Modify (as expressly permitted herein), and operate (collectively, "Use") (i) the Software identified in an Order, and (ii) all New Releases, Restorals, Resolutions, and Updates, and all Revisions relating to them, that Supplier shall make to such Software which are provided by Supplier to SBC under this Agreement. A license granted under this Agreement does not convey or transfer ownership of any copy of Software. SBC promises to limit its Use of the Software as set forth in the following Section entitled "Limitations on Use" and in the applicable Order.

                                4.3 LICENSE FEE

a. The license fee shall be specified in the Order. If the license fee is based upon a limitation on the number of Users, Named Users, or Concurrent Users authorized to use the Software and servers (as all may be detailed in the Order) (the "Use Parameters") then SBC may amend the Order at any time, to increase such Use Parameters, by paying an additional fee, as agreed by the Parties, which shall be set forth in the applicable Order.

b. SBC's Use Parameters, if applicable, will be reviewed every six (6) months, commencing on the first business day of the last calendar month of the first full calendar quarter following execution of this Agreement and on each six month anniversary thereafter (the "Verification Date") to verify whether SBC's use has exceeded the Use Parameters set forth in the applicable Order. The use levels as of each Verification Date shall be notified by SBC to Amdocs, and upon Amdocs' request, certified to Amdocs by an officer of SBC within thirty (30) days of the Verification Date. If the level of SBC's use at the time of such review, as compared to the level of use at the previous Verification Date has increased, then SBC will pay Amdocs subsequent license fees if and to the extent specified in the applicable Order, in accordance with such increase. Upon reasonable prior notice, but no more than once per calendar year, Amdocs shall have the right, through an independent auditor of national standing reasonably acceptable to SBC to be appointed by Amdocs at Amdocs' expense, to audit during normal business hours SBC's records relating to SBC's use levels relating to the Software solely for the purpose

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

         of confirming SBC's use levels. Such audit shall be subject to SBC's standard confidentiality and security requirements. If the use level revealed by such audit is seven percent (7%) or more larger than the level provided to Amdocs by SBC, then without derogating from Amdocs' rights hereunder, Amdocs may issue an invoice to SBC for, and SBC shall reimburse Amdocs against such invoice, the costs of such independent audit. Amdocs may issue an invoice to SBC for, and SBC will pay against such invoice, subsequent license fees in its entirety to Amdocs no later than thirty (30) days following the Verification Date or, if applicable, thirty (30) days after an audit report issued in accordance with this Section showing subsequent license fees are due.

                             4.4 LIMITATIONS ON USE

a. Internal Use - SBC will Use the Software only to perform and record the transactions of SBC [**]. SBC will not Use the Software to operate a commercial time-sharing service or commercial service bureau (i.e., providing transaction services as a part of an independent revenue-creating business) for anyone [**]. SBC may [**] to the extent that [**]. Notwithstanding the foregoing, [**]. For the avoidance of doubt, the Parties may [**].

b. Designated Site - SBC may [**] a Designated Site. [**] at a Designated [**] the Designated Site, SBC may [**] Designated Site [**] the Designated Site, and during [**] the Designated Site. SBC may maintain backup and archival copies of the Software at a location other than the Designated Site. SBC may conduct Acceptance Tests at a location other than the Designated Site. If an Order identifies both a Designated Site and a Designated System, the license granted under the Order shall be a Designated System license and not a Designated Site license. In such a case, the information concerning the Designated Site shall be deemed to be included only for the purpose of identifying the location of the Designated System at the time of Delivery.

c. Designated System - [**], SBC may [**] a Designated System. If SBC moves the work operations previously performed on a Designated System to a new machine, system, or network, then SBC may transfer the license to such new machine, system, or network, which shall thereupon become the new Designated System in place of the former Designated System. During [**], SBC may [**] the Designated Site.

d. Users - SBC may [**] Use the Software. SBC may [**]. SBC [**]. SBC may reassign Named User passwords as long as they do not exceed the limit of Named Users. SBC may permit Permitted Third Parties to access the Software in order to complete their transactions with SBC, subject to any limit an Order may place on the number or type of Users.

e.   Processing Speed - SBC may [**] processing speed [**].

f. Number of Copies - SBC may make, store, and operate any number of copies of the Software, unless an Order expressly promises to limit the number of copies that SBC may operate under the license. If an Order expressly limits the number of copies that SBC may operate, then SBC may make and store a reasonable number of additional copies, above that limit, solely for backup and archival purposes.

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

g. Distribution and Transfer - Except as permitted in Section 3.4, SBC will not distribute any copy of any Software or transfer license granted under this Agreement to any unlicensed entity, or grant a sublicense to any other party, without the prior written consent of Supplier.

h. Modification - SBC may Modify the Software only by use of the capabilities provided within the Software itself unless the provisions of this Agreement or an Order expressly entitle SBC to receive and use source code and other Design Materials associated with the Software.

i. Reverse Engineering - SBC will not engage in any reverse engineering process intended to uncover and disclose the source code, when the modification capabilities provided within the Software do not enable it to do so, unless provisions of this Agreement or the Order expressly provide that SBC has the right to receive source code or other Design Materials associated with the Software and Supplier or its escrow agent have failed to turn them over following a proper demand from SBC.

                                4.5 MODIFICATION

SBC may alter, modify, add or make other changes to Software provided hereunder at its own risk and expense or, subject to Section 3.15, contract with third parties for such modifications. SBC shall notify such third parties of their non-disclosure obligations. The conditions and charges, if any, for Supplier support of such modifications shall be subject to separate agreement between SBC and Supplier. Such Modifications shall be subject to the limitations on Maintenance set forth in Section 5.1(e). [**] Modification shall [**].

                          4.6 SOURCE CODE AVAILABILITY

a. [**], Supplier shall provide [**]. Supplier shall [**], during the term of this Agreement, Supplier shall [**].

b. Supplier shall [**] subject to and in accordance with [**], Supplier shall [**] pursuant to the [**] during the term of [**]. SBC shall [**] shall be [**].

                                   4.7 TITLE

SBC acknowledges Supplier's representation and agrees that, as between the Parties, all right, title, and interest to, and all copyrights, patents, trade secrets and/or any other intellectual property rights in, the Software are and will remain solely the property of Supplier and/or Supplier's licensors (or affiliates). SBC is granted no title or ownership rights in the Software.

                          5.0 Support and Maintenance

                    5.1 ERROR SEVERITY LEVEL CLASSIFICATION

a. Supplier's Obligation to Provide a Resolution - If SBC encounters an Error, Harmful Code or Vulnerability in the course of SBC's use of the Software and reports the Error to Supplier as provided in this Section, then Supplier shall proceed to provide a Restoral, if applicable, and a Resolution to SBC within the time required by this Section.

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

b. Reporting and Classification of Errors - SBC's authorized representative may report an Error, Harmful Code or Vulnerability by placing a telephone call to Supplier's nationwide toll free number designated by Supplier to receive such reports. When making such a report, SBC's representative shall: report local time at which the call is placed; identify the Computer Program affected by name, Major Release, and Minor Release; identify the computer on which the Error was encountered; describe the unintended results that the computer is producing or the intended results that the computer is failing to produce; provide the call-back telephone number at which SBC's authorized representative can be reached; and assign a Severity Level to the Error as follows. SBC's authorized representative shall assign:

     1.  "Severity Level 1" [**] at a time [**] normal business operations;

     2. "Severity Level 2" to an Error, other than an Error of Severity Level 1, that [**] at a time [**] normal business operations;

     3. "Severity Level 3" to an Error, other an Error of Severity Level 1 or Severity Level 2, that [**] normal business [**]; and

     4. "Severity Level 4" to any Error other than an Error of Severity Level 1, Severity Level 2, or Severity Level 3.

c. Variations - The obligations of Section 5.2 ("Error Severity Resolutions Plan") through Section 5.4 ("Error Severity [**]") may be adjusted by mutual agreement of the Parties reflected [**] this Article 5.0).

d. Installation of Maintenance Modifications and Bug Fixes - SBC shall install Maintenance Modifications and bug fixes provided by Amdocs, test and implement such corrections and perform any clean-up activity required to correct side effects of the Error.

e. Limitations on Maintenance/Warranty - Amdocs shall not be obligated to correct problems in Computer Programs or Software developed or modified by SBC or any third party, including Computer Programs added to or interoperating with the Software or arising from use inconsistent with requirements stated in the Documentation; provided, however, that Amdocs shall be required to respond to service calls reporting such problems and to determine to SBC's reasonable satisfaction that the Amdocs Software is not responsible for the problem or the inconsistent use giving rise to the reported problem. Amdocs may correct an Error by providing SBC with reasonable operating instructions that correct the Error if such operating instructions do not conflict with, and are not inconsistent with, the terms of this Agreement or the applicable Order. All corrections to the Software will be performed only by Amdocs. Amdocs shall not be responsible to the extent any party other than Amdocs corrects the Software in any manner. Additionally, Maintenance does not encompass the remediation of problems or bugs determined by Amdocs to have been caused by the failure or malfunction of any software, tools, equipment, or facilities not provided by Amdocs. In the event a problem has been reported to Amdocs and it is found that the problem is not an Error, Amdocs shall have no obligation to correct such problem; provided, however, that, if Amdocs incurs any out-of-pocket expenses in dispatching an Amdocs employee to work on-site at SBC to fix a problem that is found not to be an Error, SBC shall reimburse Amdocs for such documented expenses incurred, in accordance with SBC's expense policy. Amdocs shall only be required to provide Maintenance [**].

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

                       5.2 ERROR SEVERITY RESOLUTION PLAN

Supplier shall respond to a Severity Level report from SBC, as follows:

a. Supplier's authorized representative shall [**] Supplier has [**], in the case of a Severity Level 1 report; (ii) [**], in the case of a Severity Level 2; (iii) [**] in the case of Severity Level 3; [**], in the case of a Severity Level 4.

b. Supplier shall [**], in the case of a Severity Level 1 report; [**], in the case of a Severity Level 2; and (iii) [**], in the case of a Severity Level 3.

c. [**], Supplier shall [**] in the case of a Severity Level 1; (ii) [**], in the case of a Severity Level 2; (iii) [**], in the case of a Severity Level 3; and (iv) [**], in the case of a Severity Level 4.

d. In any event, Supplier shall [**], in the case of a Severity Level 1; (ii) [**], in the case of a Severity Level 2; (iii) [**], in the case of Severity Level 3; and (iv) [**], in the case of a Severity Level 4.

e. [**], in the case of a Severity Level 1 or (ii)[**], in the case of a Severity Level 2, then, [**] under this Agreement, Supplier shall [**].

f. Continuation of Obligation Resolution Plan - Supplier's obligations under this Section 5.2 shall [**].

                       5.3 ERROR SEVERITY ESCALATION PLAN

If Supplier's should fail at any time to communicate the reports required under Error Severity Resolution Plan, or if the content of any such report that SBC receives may give reasonable cause for concern that Supplier may fail to provide a Resolution in the required time, then SBC may bring its concerns to the personal attention of highest executive manger in Supplier's administrative organization responsible for providing a Restoration until SBC's concerns are satisfied. If that executive manager is unable to satisfy SBC's reasonable concerns, promptly after having been apprised of them, then SBC may bring them to the personal attention of the highest executive officer of Supplier until SBC's concerns are satisfied. Supplier will provide to SBC, and keep current, an escalation document that includes names, titles and telephone numbers, including after-hours telephone numbers, of Supplier personnel responsible for providing technical support to SBC. Supplier will maintain a streamlined escalation process to speed resolution of reported problems.

                            5.4 ERROR SEVERITY [**]

[**] WITHIN THE TIME REQUIRED [**]. THEREFORE, [**] UNDER THIS AGREEMENT, [**]:

a.   [**]SEVERITY LEVEL 1 OR SEVERITY LEVEL 2, AND

b.   [**] SEVERITY LEVEL 3, [**].

The foregoing [**]shall be [**] and shall be [**]; provided, however, that [**] shall be [**].

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

                     5.5 SUPPORT DURING THE WARRANTY PERIOD

a. Elements of Support - In addition to its obligation to provide Restorals and Resolutions to SBC in accordance with its obligations under the Section entitled "Error Severity Level Classification" and "Error Severity Resolution Plan," Supplier shall during the Warranty Period (i) [**], as set forth in [**], (ii) provide [**]as set forth in [**].

b. Enhancements and New Releases - Upon Delivery of a New Release and associated Revisions, SBC shall have the right, but no obligation, to conduct Acceptance Tests of the New Release, and in no event shall SBC be required to accept, install, use, or continue to use any Enhancement or New Release as a condition of retaining, maintaining (except as applicable to supported releases described in Section 5.1(e) above), or extending any license, warranty, or indemnity promised by Supplier with respect to any Major Release or Minor Release previously licensed and delivered under this Agreement or any Order. Amdocs shall ensure that New Releases and associated Revisions do not materially reduce Functionality to SBC.

c.   Technical Support and Training

     1. Help-Desk Support - Supplier shall provide telephone support and technical advice to assist SBC in diagnosing and solving any problems it may encounter in the installation, operation and use of the Software. Supplier shall provide SBC with an escalation document, identifying persons and telephone numbers to whom it may direct problems that are not solved at the Help Desk. If Supplier does not operate its Help Desk around the clock, over weekends, or on holidays, then Supplier shall provide an additional telephone number to which SBC may direct problems in cases of emergency arising after the normal business hours of the Help Desk, over weekends, and on holidays.

     2.   [**] - Supplier shall [**].

     3. Revisions - Whenever Supplier provides SBC with any Enhancement Modification of any Computer Program provided under this Agreement or any Order, Supplier shall also provide SBC with a Revision to the corresponding Documentation; provided, however, that Supplier may provide necessary Revisions to the corresponding Documentation, if any, with a subsequent release of the Documentation if the Enhancement Modification is minor.

     4. Training - Following Delivery of Software under an Order, Supplier shall provide SBC the number of hours of training in the use of the Software, or training classes in the use of the Software, set forth in the Order, at no additional or separate charge to SBC. SBC may purchase additional hours of training or training classes at a price to be determined in the Order.

     5. SBC's Point(s) of Contact - If the Order designates one (1) or more identified persons or an administrative organization within SBC to act on SBC's behalf in dealing with Supplier in relation to Supplier's support obligations under this Agreement, then Supplier shall conduct its dealings with SBC through such identified persons or organization.

d. Customer Groups - If Supplier maintains any customer board or user group to exchange information about, or compare experiences with, or suggest further developments to any

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

     Software licensed to SBC under this Agreement or any Order, then Supplier shall permit SBC to participate in such board or group on an equal basis with Supplier's other customers.

      5.6 MAINTENANCE SUPPORT FOLLOWING EXPIRATION OF THE WARRANTY PERIOD

a. Continuing Obligation to Provide Restorals, Resolutions and Updates - Following the expiration of any Warranty Period, Supplier shall continue to perform its obligation to provide Restorals, Resolutions, Updates and related Revisions to SBC in accordance with its obligations under the Sections entitled "Error Severity Level Classification" and "Error Severity Resolution Plan" at no additional charge or cost (above the Maintenance
     Fee) to SBC, and if SBC purchases and pays for other elements of Supplier support under any of its options as provided below in this Section, then Supplier will provide those other elements as well.

b. [**] the Software [**] to this Agreement that are provided [**] shall be provided [**].

c. As long as Maintenance is current, SBC shall be provided electronic copies of all relevant training materials, which it may use to make unlimited copies for internal use (e.g., "golden disk" for internal use).

d.   [**] this Agreement [**].

e.   SBC may [**].

f.   SBC's Options with Respect other Elements of Support

     1. Full Support under Maintenance Order - Upon the expiration of any Warranty Period, SBC may elect to continue to receive continuing Supplier support, referred to as "Maintenance", as provided under Sections 5.1 through 5.5, above, from year to year, upon placement of an Order and payment to Supplier of an annual fee, which shall be referred to as a "Maintenance Fee". For each of the [**]for the perpetual license in question; provided, however, that the [**] in which the [**].

     2. Renewal After Lapsed Maintenance - If SBC does not elect to continue receiving Maintenance at the end of any period when it may do so under this Agreement, or terminates or cancels Maintenance as provided in this Agreement, SBC may nevertheless elect to resume receiving Maintenance at a later time upon placing an Order at a cost equal to [**] percent ([**]%) of the Maintenance Fees for the periods when Maintenance was not provided, plus the Maintenance Fee for the current period. Upon receipt of payment from SBC, Supplier shall provide SBC with all Enhancements and Modifications to the Software that Supplier included in New Releases provided to its other customers during the time when SBC was not receiving Maintenance.

     3. Individual Elements of Support - If SBC does not elect to continue receiving Maintenance at the end of any period when it may do so under this Agreement, or terminates or cancels Maintenance as provided in this Agreement, SBC may then or thereafter purchase elements of Supplier support, individually or in any combination, as follows: (i) on-call assistance from the Help Desk from time to time at an hourly rate, (ii) on-call on-site assistance of Supplier's software engineer at an hourly rate, and (iii) hours of training or training classes at mutually agreed to pricing. In addition, if the

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                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

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                                          Software Master Agreement No. 03032360

     Order so provides, Supplier will provide SBC with all Design Materials, including source code, and any modifications thereof, sufficient to enable SBC or its consultants and contractors to maintain the Software for SBC's own use.

                                6.0 SPECIAL TERMS

The terms in this Article 6.0 shall apply to Orders involving Services.

6.1  ACCESS

     A. SBC shall grant Amdocs' personnel such access to the SBC premises and facilities as are reasonably required for Amdocs' performance of its obligations under this Agreement at SBC's site including, at no charge to Amdocs, with office space suitable for Amdocs' needs and the following services: computer terminals and associated peripherals including access to E-mail/Internet; a communication line from SBC's premises to Amdocs' relevant development center with minimum capacity to be specified based on the number of users in the development center; reasonable use of telephone, fax, and e-mail for business purposes; and office supplies, equipment and consumables, at SBC's normal standard. Supplier shall have reasonable access to SBC's premises during normal business hours, and at such other times as may be agreed upon by the Parties to enable Supplier to perform its obligations under this Agreement. Supplier shall coordinate such access with SBC's designated representative prior to first visiting such premises and thereafter as agreed by the Parties. Supplier will ensure that only persons employed by Supplier or subcontracted by Supplier will be allowed to enter SBC's premises. If SBC requests Supplier or its subcontractor to discontinue furnishing any person provided by Supplier or its subcontractor from performing Work on SBC's premises due to such person's unacceptable behavior (i.e., a security problem or breach of SBC Code of Conduct, or disruptive behavior), Supplier shall immediately comply with such request. Such person shall leave SBC's premises immediately. Supplier shall not furnish such person again to perform Work on SBC's premises without SBC's written consent. The Parties agree that, where required by governmental regulations, Supplier will submit satisfactory clearance from the U.S. Department of Defense and/or other federal, state or local authorities.

     B. SBC may require Supplier or its representatives, including employees and subcontractors, to exhibit identification credentials, which SBC may issue to gain access to SBC's premises for the performance of Services. If, for any reason, any Supplier representative is no longer performing such Services, Supplier shall immediately inform SBC. Notification shall be followed by the prompt delivery to SBC of the identification credentials, if issued by SBC. Supplier agrees to comply with SBC's corporate policy requiring Supplier or its representatives, including employees and subcontractors, to exhibit their company photo identification in addition to the SBC issued photo identification when on SBC's premises.

     C. Supplier shall use reasonable efforts to ensure that its representatives, including employees and subcontractors, while on or off SBC's premises, will perform Work which (i) protects SBC's Material, buildings and structures and (ii) does not interfere with SBC's business operations and will perform such Work with care and due regard for the

                                       41

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

         safety, convenience and protection of SBC, its employees, and property and in full conformance with the policies specified in the SBC Code of Conduct, which prohibits the possession of a weapon or an implement which can be used as a weapon. SBC acknowledges delivery of, and Supplier acknowledges receipt of, a copy of the SBC Code of Conduct on or prior to the date of execution of this Agreement.

     D. Supplier shall use reasonable efforts to ensure that all persons furnished by Supplier work harmoniously with all others when on SBC's premises.

6.2 BACKGROUND CHECK

         A. BACKGROUND CHECK/DRUG SCREENING. Amdocs shall complete (or caused to be completed) a satisfactory background check and drug screening of all local full time assigned Amdocs Personnel performing services under this Agreement at SBC sites (except Amdocs personnel performing services at SBC sites prior to the Effective Date of this Agreement) before such Amdocs Personnel first enter any SBC site; provided, however, that, if a satisfactory background check and drug screening was completed in connection with the hiring of such Amdocs Personnel, it need not be repeated. For purposes of this Section, "AMDOCS PERSONNEL" means those employees, representatives, contractors, subcontractors and agents of Amdocs, its subcontractors, and Amdocs Affiliates who perform any Services under this Agreement.

         B. For Supplier personnel performing services outside of SBC sites, Supplier shall conduct a reasonable inquiry for each individual providing Services on Amdocs premises to SBC to attempt to identify, inter alia, whether the individual has been convicted of a felony. Supplier agrees that no individual convicted of a felony will knowingly be permitted to provide Services in connection with an Order submitted by SBC without SBC's written consent.

         C. Supplier shall conduct a background check for each individual providing Services to SBC to identify whether the individual has been convicted of a felony or is identified on the EAR denied persons list, as maintained by the Bureau of Industry and Security or the SDN Blocked Persons list maintained by the Office of Foreign Asset Control. Supplier agrees that no individual convicted of a felony or on the denied persons list will be permitted to provide Services to SBC without SBC's written consent. No consent will be granted for anyone on the denied persons list. Supplier shall review and certify that all individuals providing services to SBC under this contract are not on the EAR denied persons list or the SDN Blocked Persons list. Supplier shall provide such certification any time new resources are added to fulfill the services provided by this contract and on an annual basis a certification of all Supplier resources.

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                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

6.3 CONFIDENTIALITY AND INVENTION AGREEMENT

Supplier shall ensure that all individuals that provide Services under this Agreement sign Supplier's confidentiality agreement required of all Supplier's employees, and will use reasonable efforts to ensure that such individuals shall comply with the confidentiality provisions of this Agreement.

6.4 INDEPENDENT CONTRACTOR

         Supplier hereby represents and warrants to SBC that:

         A. Supplier is engaged in an independent business and will perform all obligations under this Agreement as an independent contractor and not as the agent or employee of SBC;

         B. Supplier's personnel performing Services shall be considered solely the employees of Supplier and not employees or agents of SBC;

         C. Supplier has and retains the right to exercise full control of and supervision over the performance of the Services and full control over the employment, direction, assignment, compensation and discharge of all personnel performing the Services;

         D. Supplier is solely responsible for all matters relating to compensation and benefits for all of Supplier's personnel who perform Services. This responsibility includes, but is not limited to, (i) timely payment of compensation and benefits, including, but not limited to, overtime, medical, dental and any other benefit, and (ii) all matters relating to compliance with all employer obligations to withhold employee taxes, pay employee and employer taxes, and file payroll tax returns and information returns under local, state and federal income tax laws, unemployment compensation insurance and state disability insurance tax laws, social security and Medicare tax laws, and all other payroll tax laws with respect to all Supplier personnel providing Services; and

         E. Supplier will indemnify, defend and hold SBC harmless in accordance with Section 3.14 from all Liabilities related to Supplier's failure to comply with the immediately preceding paragraph.

6.5 [**]

         Supplier will [**] Supplier [**]. Supplier will provide [**]that Supplier provide [**].

6.6 WORK DONE BY OTHERS

If any part of Supplier's Work is dependent upon work done by others, including subcontractors and temporary workers engaged by Amdocs, Supplier shall, if (i) the Work is performed by a subcontractor or temporary worker engaged by Amdocs or if (ii) Amdocs is otherwise required to do so by SBC as part of supervisory Services it provides under an Order hereunder, inspect and promptly report to SBC any defect that renders such other work unsuitable for Supplier's proper performance. All work shall be performed by any company or individual shall meet the rules defined by the EAR or embargo regulations. All subcontractors are subject to EAR and

                                       43

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

embargo regulations just as the supplier is subject. If the subcontractor's employees are in or from a country other than the United States or are foreign nationals, additional EAR and embargo verification will need to be completed by Supplier. Supplier's silence regarding work done by Supplier's subcontractors or temporary workers shall constitute approval of such other work as fit, proper and suitable for Supplier's performance of its Work.

6.7 NON-INTERFERENCE WITH EMPLOYEES

Subject to any restrictions by local laws, each of the Parties agrees not to hire or employ any employee of the other Party or its affiliates who are assigned full or part-time to activities which are part of the performance of this Agreement, except by mutual written consent of such other Party, within one
(1) year of such employee ceasing to work on projects associated with this Agreement.

ENTIRE AGREEMENT

The terms contained in this Agreement and in any Orders, including all exhibits, appendices and subordinate documents attached to or referenced in this Agreement or in any Orders, constitute the entire integrated Agreement between Supplier and SBC with regard to the subject matter of any Order executed hereunder. This Agreement supersedes all prior oral and written communications, agreements and understandings of the Parties, if any, with respect thereto. Acceptance of Software or Services, payment or any inaction by SBC, shall not constitute SBC's consent to or acceptance of any additional or different terms from those stated in this Agreement, except for terms in an Order inserted by SBC and signed by both Parties. Estimates furnished by SBC are for planning purposes only and shall not constitute commitments. Supplier covenants never to contend otherwise. No oral promises or statements have induced either Party to enter into this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, which may be in duplicate counterparts, each of which will be deemed to be an original instrument, as of the date the last Party signs.

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                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

                                          Software Master Agreement No. 03032360

AMDOCS SOFTWARE SYSTEMS LIMITED           SBC SERVICES, INC.

By:   [illegible]                         By:   [illegible]
    ------------------------------            ---------------------------------

Printed Name:                             Printed Name:

Title: __________________________         Title: _______________________________

Date: ___________________________         Date: ________________________________

                                       45

                             PROPRIETARY INFORMATION
   The information contained herein is not for use or disclosure outside SBC, Supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.